UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

CervoMed Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CervoMed Inc.
20 Park Plaza, Suite 424
Boston, Massachusetts 02116

April 30, 2026

Dear Fellow Stockholders:

We are pleased to invite you to join us for the CervoMed Inc. 2026 Annual Meeting of Stockholders to be held on Monday, June 8, 2026, at 9:00 a.m., Eastern Time. The Annual Meeting will be conducted as a virtual meeting hosted by means of a live webcast. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. You or your proxyholder will be able to attend the Annual Meeting online, vote, and submit questions by following the instructions provided in the accompanying Notice Regarding the Availability of Proxy Materials and proxy statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

At the Annual Meeting, eight persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2025, and approve Amendment No. 1 to the CervoMed Inc. 2025 Equity Incentive Plan. Such other business will be transacted as may properly come before the Annual Meeting.

On behalf of the Board of Directors and management of CervoMed Inc., it is my pleasure to express our appreciation for your support.

Sincerely,

/s/ John Alam, MD

John Alam, MD
President & Chief Executive Officer

Your vote is important. Please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

20 PARK PLAZA, SUITE 424

BOSTON, MA 02116

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 8, 2026

To the Stockholders of CervoMed Inc.:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CervoMed Inc., a Delaware corporation, will be held virtually on Monday, June 8, 2026, at 9:00 a.m. Eastern Time by means of a live webcast for the following purposes:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2025, as disclosed in the accompanying proxy statement;

4.	To approve Amendment No. 1 to the CervoMed Inc. 2025 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

You will be able to submit questions in advance of the meeting, listen to the meeting live, and vote online. To access and participate in the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the applicable instructions provided in the proxy statement that follows.

The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the number on the virtual meeting portal landing page for assistance. For additional information on how you can attend and participate in the Annual Meeting, please see the instructions beginning on page 1 of the accompanying proxy statement. As the Annual Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Only stockholders of record at the close of business on April 17, 2026, will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available beginning May 22, 2026, the date which is ten days prior to the date of the meeting, during normal business hours for examination by any stockholder registered on CervoMed Inc.’s stock ledger as of the record date for any purpose germane to the meeting.

By Order of the Board of Directors, /s/ William Elder William Elder Chief Financial Officer, General Counsel & Corporate Secretary

April 30, 2026
Boston, Massachusetts

INTRODUCTORY NOTES

Note Regarding Company References and Other Defined Terms

Unless the context otherwise requires, all references in this Proxy Statement to (i) “CervoMed,” the “Company,” “we,” “our,” or “us,” refer to the business of CervoMed Inc. for all dates and periods subsequent to (and including) August 16, 2023 and to the business of EIP Pharma, Inc. (“EIP”), our wholly-owned subsidiary and the accounting acquirer in the Merger (as defined below) for all dates and periods prior to August 16, 2023 and (ii) “common stock” refers to our common stock, par value $0.001 per share.

We have also used several other defined terms in this Proxy Statement, many of which are explained or defined below:

Term	Definition
2015 Equity Plan	CervoMed Inc. 2015 Equity Incentive Plan, as amended
2018 Equity Plan	CervoMed Inc. 2018 Employee, Director and Consultant Equity Incentive Plan, as amended
2024 Private Placement

our private placement of an aggregate of 2,532,285 units, each consisting of (i) (A) one share of common stock or (B) one Pre-Funded Warrant in lieu thereof and (ii) one Series A Warrant, for aggregate gross proceeds of up to approximately $149.4 million, announced March 28, 2024, and completed on April 1, 2024

2025 Equity Plan	CervoMed Inc. 2025 Equity Incentive Plan
401(k) Plan	CervoMed Inc. 401(k) Defined Contribution Plan
Alpine Rewards	Alpine Rewards LLC, independent outside consultant to the Compensation Committee
Annual Meeting	the 2026 Annual Meeting of Stockholders of the Company
Annual Report	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026
ASC	Accounting Standard Codification of the Financial Accounting Standards Board
Audit Committee	the Audit Committee of the Board
Beneficial Ownership Blocker

a provision in the Series A Warrants which precludes exercise to the extent that, following exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99% (at the holder’s election) of the common stock outstanding

Boger Trust	the Joshua S. Boger 2021 Trust DTD 12/09/2021
Board	the board of directors of the Company
Bylaws	the Bylaws, as amended, of the Company
Closing 8-K	the Company’s Current Report on Form 8-K, filed March 28, 2024, related to the closing of the 2024 Private Placement
Code	the Internal Revenue Code of 1986, as amended
Compensation Committee	the Compensation Committee of the Board
Computershare	Computershare, Inc., our transfer agent
Diffusion	Diffusion Pharmaceuticals Inc., the legal entity now known as CervoMed Inc. and the legal acquirer in the Merger
Exchange Act	Securities Exchange Act of 1934, as amended
Exchange Ratio	the “Exchange Ratio” as defined in the Merger Agreement
Merger	the merger of Dawn Merger Sub Inc. with and into EIP, with EIP surviving the Merger as a wholly-owned subsidiary of the Company, pursuant to the Merger Agreement, completed on August 16, 2023
Merger Agreement	the Agreement and Plan of Merger, dated March 30, 2023, by and among Diffusion, Dawn Merger Sub Inc., a wholly-owned subsidiary of Diffusion, and EIP
Nasdaq	The Nasdaq Stock Market, LLC
NEO	named executive officer
PEO	principal executive officer
Plan Amendment	the proposed Amendment No. 1 to the 2025 Equity Plan
Proxy Statement	this definitive proxy statement on Schedule 14A for our 2026 Annual Meeting of Stockholders
Record Date	April 17, 2026
Regulation S-K	Regulation S-K promulgated under the Securities Act of 1933, as amended
RSUs	Restricted Stock Units
Sales Agreement	Sales Agreement, dated May 12, 2025, by and between the Company and Leerink Partners LLC
SEC	U.S. Securities and Exchange Commission
Separation Agreement	the Separation Agreement by and between the Company and Robert J. Cobuzzi, Jr., PhD
Series A Warrants	the warrants to purchase an aggregate of 2,532,285 shares of common stock at a purchase price of $39.24 per share issued in connection with the 2024 Private Placement
TSR	total shareholder return
U.S.	United States of America
Vertex Pharmaceuticals	Vertex Pharmaceuticals Incorporated

20 Park Plaza, Suite 424
Boston, Massachusetts 02116

PROXY STATEMENT FOR CERVOMED INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 8, 2026

The Board is using this Proxy Statement to solicit your proxy for use at the CervoMed Inc. 2026 Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time, on Monday, June 8, 2026. The Board expects to make available electronically or to send to our stockholders the Notice of Annual Meeting of Stockholders, this Proxy Statement and a form of proxy on or about May 8, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 8, 2026

Our Proxy Statement and annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, will be made available electronically as described in the enclosed materials. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the SEC at www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at www.cervomed.com. You may also obtain a printed copy of our Annual Report, including our financial statements, free of charge, from us by sending a written request to: proxy@cervomed.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting. The Annual Meeting will be conducted online only. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement by following the instructions included in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and where will the Annual Meeting be held?

The Annual Meeting will be held online via live webcast on Monday, June 8, 2026, at 9:00 a.m., Eastern Time.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders conducted exclusively by live webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online by visiting meetnow.global/MHSP5GH. You also will be able to vote your shares online by attending the Annual Meeting webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m. Eastern Time on June 8, 2026. We encourage you to access the meeting approximately 15 minutes prior to the start time in order to leave ample time for the check-in. Please follow the registration instructions as outlined in this Proxy Statement.

Do I need to register to attend the Annual Meeting?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 5, 2026.

You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

Requests for registration should be directed to Computershare through the following means:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

CervoMed Inc. – Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Do I have the option of calling in to the Annual Meeting instead of attending the live webcast?

No. Stockholders will not have the option to call in to the virtual meeting and listen by telephone. To participate in the Annual Meeting, stockholders must stream the Annual Meeting live via webcast.

How do I submit questions for the Annual Meeting?

You can submit questions germane to matters on the agenda at the Annual Meeting only if you are a stockholder of record of the Company at the close of business on the Record Date or if you were a beneficial owner as of the Record Date and you registered in advance to attend the Annual Meeting.

If you wish to submit a question, you may log into the virtual Annual Meeting website beginning 15 minutes prior to the start of the Annual Meeting and submit questions online. Once past the login screen, click on the “Q&A” icon at the top of the screen to submit your question. Stockholders may also submit questions prior to the date of the Annual Meeting by e-mailing them to proxy@cervomed.com.

In accordance with the rules of order for the Annual Meeting, a copy of which will be available during the meeting, only questions germane to matters on the meeting agenda (the proposals being voted upon) will be answered. The Company reserves the right to not address any questions that are repetitious, irrelevant to the Company’s business, related to pending or threatened litigation, derogatory in nature, related to personal grievances, or otherwise inappropriate in the Company’s sole discretion.

During the Annual Meeting, we are committed to acknowledging each appropriate question in the order in which it was received. When submitting questions, stockholders should identify themselves and provide contact information in the event follow up is necessary. Each stockholder who submits a question will be identified before his or her question is answered. Any questions relevant to the business of the Annual Meeting that cannot be answered due to time constraints can be submitted to CervoMed Investor Relations by e-mailing proxy@cervomed.com.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast.

Whom do I contact if I am encountering difficulties attending the Annual Meeting online?

If you encounter technical difficulties accessing or during the virtual Annual Meeting, you may call Computershare at 1-877-373-6374 (or, for individuals outside the U.S., +1 781-575-2879) or the telephone number provided on the login page if you need additional assistance.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following proposals:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2025, as disclosed in the accompanying Proxy Statement;

4.	To approve Amendment No. 1 to the CervoMed Inc. 2025 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on April 17, 2026, the Record Date, will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of the Record Date, there were 9,258,719 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank, or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:

●	Virtually, by joining the Annual Meeting and following the voting instructions available on the meeting portal during the meeting.

●	Vote by Internet, by going to the web address www.envisionreports.com/CRVO and following the instructions for Internet voting shown on your proxy card.

●	Vote by Telephone, if you are located within the U.S., U.S. territories or Canada, by dialing 1-800-652-8683 and following the instructions for telephone voting shown on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

Please note that voting by Internet and/or telephone may not be available until after this Proxy Statement and the form of proxy is first sent and/or made available electronically on or about May 8, 2026.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote virtually at the Annual Meeting or electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m. Eastern Time on Sunday, June 7, 2026. Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your voting options.

How will my shares be voted?

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

●	Vote FOR all eight of the nominees for director;

●	WITHHOLD your vote from all nominees for director; or

●	WITHHOLD your vote from one or more of the nominees for director that you designate.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, Proposal No. 3—Advisory Vote on Executive Compensation, and Proposal No. 4—Approval of Amendment No. 1 to the CervoMed Inc. 2025 Equity Incentive Plan, you may:

●	Vote FOR the proposal;

●	Vote AGAINST the proposal; or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations set forth below and in the accompanying Proxy Statement.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR all eight of the nominees for director in Proposal No. 1—Election of Directors;

●	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;

●	FOR Proposal No. 3—Advisory Vote on Executive Compensation;

●	FOR Proposal No. 4—Approval of Amendment No. 1 to the CervoMed Inc. 2025 Equity Incentive Plan.

How can I revoke or change my vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending timely written notice of revocation to our Chief Financial Officer, General Counsel & Corporate Secretary; or

●	Attending the Annual Meeting and voting virtually.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for certain reasonable costs of forwarding proxy materials to beneficial owners.

How many shares must be present to hold the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of at least 33.4% of the outstanding shares of our common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the shares of our common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

What vote is required for each proposal to be approved?

Assuming a quorum is present at the Annual Meeting, the following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares by brokers (i.e., broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	Plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote	No effect	Not voted/No effect
2	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present in person or represented by proxy at the meeting and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect
3	Advisory Vote on Executive Compensation	Majority of shares present in person or represented by proxy at the meeting and entitled to vote	Counted “against”	Not voted/No effect
4	Approval of Amendment No. 1 to the CervoMed 2025 Equity Incentive Plan	Majority of shares present in person or represented by proxy at the meeting and entitled to vote	Counted “against”	Not voted/No effect

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who will count the votes at the Annual Meeting?

We currently expect that Computershare will tabulate the votes and our Chief Financial Officer, General Counsel & Corporate Secretary will be our inspector of elections for the Annual Meeting.

Whom do I contact if I have questions regarding the Annual Meeting?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact us via e-mail at proxy@cervomed.com or Computershare via mail at:

Computershare

CervoMed Inc. – Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Annual Meeting if a quorum is not present.

How will business be conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Bylaws will be considered, and no such nominations or other proposals were received. In order for a stockholder proposal to have been included in our Proxy Statement for the Annual Meeting, our Chief Financial Officer, General Counsel & Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials. In accordance with our Bylaws, any such nomination or proposal must have been received on or before the close of business on January 29, 2026.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Company stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Corporate Secretary at: CervoMed Inc., 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, or (617) 744-4400. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

●	following the instructions provided on your proxy card; or

●	following the instructions provided when you vote over the Internet.

CORPORATE GOVERNANCE

Introduction

Our common stock is currently listed for quotation on The Nasdaq Capital Market under the symbol “CRVO.” As required by the Listing Rules of The Nasdaq Capital Market, the Board has adopted certain governance standards, including its standard of independence.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, a copy of which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.cervomed.com. Among the topics addressed in our Corporate Governance Guidelines are:

●	Board size, composition and qualifications;	●	Retirement and resignation policy;
●	Selection of directors;	●	Board compensation;
●	Board leadership;	●	Loans to directors and executive officers;
●	Board committees;	●	Chief Executive Officer evaluation;
●	Board and committee meetings;	●	Board and committee evaluations;
●	Executive sessions of outside directors;	●	Director continuing education;
●	Meeting attendance by directors and non-directors;	●	Succession planning;
●	Appropriate information and access;	●	Related person transactions;
●	Ability to retain advisors;	●	Communication with directors;
●	Conflicts of interest and director independence;	●	Director attendance at annual meetings of stockholders; and
●	Board interaction with corporate constituencies;	●	Change of principal occupation and board memberships.
●	Stock ownership by directors and executive officers;
●	Retirement and term limits;

Directors & Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of the listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that six of our eight current directors — Joshua S. Boger, PhD, Jane H. Hollingsworth, JD, Jeff Poulton, David Quigley, Marwan Sabbagh, MD, and Frank Zavrl — are “independent directors” as that term is defined under the applicable rules and regulations of the SEC and under the Listing Rules of The Nasdaq Capital Market.

Certain Family Relationships

Dr. Alam and Dr. Grégoire are married and therefore "immediate family members" as defined in Item 404 of Regulation S-K. Other than their relationship, there are no family relationships among any of our directors or executive officers.

Our Board of Directors

The table below sets forth, as of the date of this Proxy Statement, certain information that has been furnished to us by each current director.

Name	Age	Director Since
John Alam, MD	64	2023
Joshua S. Boger, PhD	75	2024
Sylvie Grégoire, PharmD.	64	2023
Jane H. Hollingsworth, JD	68	2020
Jeff Poulton	58	2023
David Quigley	58	2025
Marwan Sabbagh, MD	60	2023
Frank Zavrl	60	2023

The paragraphs below provide information about each current director and/or director nominee, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or served as a director during the past five years. We believe that all of our directors and director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a range of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that, among other things, led the Board to the conclusion that he or she should serve as a director in light of our business and structure.

There are no arrangements or understandings with another person under which the Company’s directors and executive officers were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the Company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.

John Alam, MD, has served as our President and Chief Executive Officer and as a director since August 2023. Dr. Alam was EIP’s co-founder and served as EIP’s President and Chief Executive Officer and as a member of EIP’s board of directors from April 2018 to August 2023. Prior to that, Dr. Alam served as a managing member of EIP Pharma, LLC, EIP’s predecessor entity, from its inception in 2010. From January 2011 to August 2014, Dr. Alam served as therapeutic area head for diseases of aging at Sanofi S.A. (NASDAQ: SNY), a global pharmaceutical company. From 1997 until 2008, he held positions of increasing responsibility at Vertex Pharmaceuticals (NASDAQ: VRTX), most recently as Chief Medical Officer and Executive Vice President, Medicines Development. From 1991 to 1997, Dr. Alam worked at Biogen Inc. (NASDAQ: BIIB), where he led the clinical development of Avonex, a drug that treats multiple sclerosis. From 2014 to 2022, Dr. Alam served as a member of the board of directors of the Alliance for Aging Research, a non-profit organization dedicated to promoting innovation to address the healthcare needs of older Americans. Dr. Alam received an S.B. in chemical engineering from the Massachusetts Institute of Technology and a M.D. from Northwestern University School of Medicine. Dr. Alam completed an internal medicine residency at Brigham and Women’s Hospital and a post-doctoral fellowship at Dana-Farber Cancer Institute.

The Board believes that Dr. Alam is qualified to serve as a director due to his service as the Company’s and EIP’s president and chief executive officer and his extensive knowledge of our Company and significant background in pharmaceutical research and development.

Joshua S. Boger, PhD, has served as a director and the Chair of the Board since February 2024. Dr. Boger is the founder of Vertex Pharmaceuticals and served as Vertex Pharmaceuticals’ Chief Executive Officer from 1992 to 2009, as chairman of its board of directors from 1997 to 2006, and as a director from 1989 until his retirement from the Vertex Pharmaceuticals board in 2017. Prior to founding Vertex Pharmaceuticals in 1989, Dr. Boger held the position of Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories in Rahway, New Jersey, where he headed both the Department of Medicinal Chemistry of Immunology & Inflammation and the Department of Biophysical Chemistry. Dr. Boger previously served as executive chairman and chairman of the board of directors of Alkeus Pharmaceuticals, Inc., a privately-held biotechnology company focused on treating degenerative eye diseases, from April 2023 to June 2024 and from June 2024 to May 2025, respectively, and is an Investor Director of a UK-based, privately-held medical device company, mOm Incubators Ltd., which company’s initial product is a suitcase-sized portable incubator for neonatal care useful in a variety of environments, from war zones to tertiary care hospitals. Dr. Boger holds a BA in chemistry and philosophy from Wesleyan University and MS and PhD degrees in chemistry from Harvard University. His postdoctoral research in molecular recognition was performed in the laboratories of the Nobel-prize winning chemist, Jean-Marie Lehn in Strasbourg, France. He is the author of over 50 scientific publications and holds 32 issued U.S. patents in pharmaceutical discovery and development.

The Board believes that Dr. Boger is qualified to serve as a director due to his management experience in the pharmaceutical and biotechnology sector and his extensive knowledge of our Company and significant background in pharmaceutical research and development.

Sylvie Grégoire, PharmD., has served as a director since August 2023 and previously served as Chair of the Board from August 2023 to February 2024. Dr. Grégoire was EIP’s co-founder and served as EIP’s Executive Chair and as a member of EIP’s board of directors from April 2018 to August 2023. From September 2007 to May 2013, Dr. Grégoire served as President of the Human Genetic Therapies division of Shire plc, a global biopharmaceutical company acquired by Takeda Pharmaceutical Company Limited. From 2005 to 2008, she served as a director of IDM Pharma, Inc., a publicly traded biotechnology company that now operates as a subsidiary of Takeda Pharmaceuticals Company Limited, including serving as its Executive Chair from August 2006 to October 2007. From 2004 to 2005, Dr. Grégoire served as President, Chief Executive Officer and Executive Member of the board of directors of GlycoFi, Inc., a private biotechnology company now part of Merck and Co., Inc. Prior to that, Dr. Grégoire held various leadership positions at Biogen, Inc. (NASDAQ: BIIB), including Vice-President (head) of Regulatory Affairs, Vice-President (head) of Manufacturing, and as Executive Vice President of Technical Operations. Dr. Grégoire also served at Merck and Co., Inc. in the U.S. and internationally in clinical research and regulatory affairs. Since 2024, Dr. Grégoire has served as chair of the board of directors of Abivax S.A. (ABVX), a clinical-stage biotechnology company focused on developing treatments for chronic inflammatory diseases. Dr. Grégoire has also served on the board of F2G Ltd., a privately held company developing treatments for severe rare mold infections, since December 2021, where she is also the chair of the Commercial Committee. Dr. Grégoire has also previously served on the board of directors of Novo Nordisk A/S (NYSE: NVO), a global pharmaceutical company where she also sat on the audit committee, the nomination committee and the research and development committee from 2014 to 2025, and Revvity Inc. (NASDAQ: RVTY) (previously PerkinElmer, Inc. (NYSE: PKI)), a publicly traded company and a provider of products, services and solutions for the diagnostics, life sciences and applied markets, from 2015 to 2024. In addition, Dr. Grégoire served as chair of the board of directors of Corvidia Therapeutics, Inc., from 2016 to 2020, a private company focused on treatments for cardio-renal diseases. Corvidia was sold to Novo Nordisk in 2020. Dr. Grégoire served as a director for Vifor Pharma AG (SIX: VIFN now part of CSL Behring) a global pharmaceutical company focused on treatments for renal disease from 2013 to 2019. Dr. Grégoire received a bachelor’s degree in Pharmacy from Laval University and a doctoral degree in Pharmacy from the State University of New York at Buffalo.

The Board believes that Dr. Grégoire is qualified to serve as director due to her management experience in the pharmaceutical and biotechnology sector and her broad experience of service on other boards of directors.

Jane H. Hollingsworth, JD, has served as a director since September 2020. Ms. Hollingsworth previously served as Chair of Diffusion’s board of directors from June 2021 to August 2023. She currently serves as the founding Managing Partner of Militia Hill Ventures, an organization that creates, builds, and invests in life sciences companies, a role she has held since 2013. While at Militia Hill, Jane co-founded and currently serves as Executive Chair of Eliksa Therapeutics, a regenerative medicine company, co-founded and served as Executive Chair of Spirovant Sciences, a gene therapy company sold to Sumitomo Dainippon Pharma, and served as Executive Chair and CEO of Immunome Inc. (NASDAQ: IMNM), a cancer immunotherapy company. Prior to founding Militia Hill, Ms. Hollingsworth co-founded and served as Chief Executive Officer of NuPathe, Inc., a neuroscience focused biopharmaceutical company. She also co-founded and served as EVP of Auxilium Pharmaceuticals, a urology and rare disease focused biopharmaceutical company. Ms. Hollingsworth also currently serves on the boards of the life science companies Afimmune Ltd. and Ribonova, as well as the community organization Breastcancer.Org. Ms. Hollingsworth received her BA from Gettysburg College and her JD from Villanova University.

The Board believes that Ms. Hollingsworth is qualified to serve as a director due to her industry perspective and experience, including as chief executive officer and director of a publicly-traded biopharmaceutical company, as well as the depth of her other operating and senior management experience in the industry and educational background.

Jeff Poulton has served as a director since August 2023. Mr. Poulton previously served on EIP’s board of directors from April 2018 to August 2023. Since July 2019, Mr. Poulton has served as Chief Financial Officer at Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY), a global biopharmaceutical company based in Cambridge, Massachusetts. From January 2018 to April 2019, Mr. Poulton served as chief financial officer at Indigo Agriculture, a plant microbiome company. From September 1998 to December 2017, Mr. Poulton held various roles of increasing responsibility at Shire plc, a biotechnology company, culminating in his service as chief financial officer from July 2014 to December 2017 and a member of Shire’s executive committee and board of directors from January 2015 to December 2017. During his tenure at Shire, Mr. Poulton also led Shire’s rare disease US/APAC and LATAM commercial operations, as well as Shire’s rare disease business unit. Prior to his tenure at Shire, Mr. Poulton led corporate finance and business development initiatives in both the gas and electric utilities industry and the materials manufacturing sector, serving in financial leadership positions at Cinergy Corporation and PPG Industries, Inc. Mr. Poulton also served as a U.S. Navy Commissioned Officer aboard the USS Peoria. Mr. Poulton holds a BA in Economics from Duke University and an MBA in Finance from the Kelly School of Business at Indiana University.

The Board believes that Mr. Poulton is qualified to serve as a director due to his significant financial and operational experience in the life sciences industry.

David Quigley has served as a director since October 2025. Mr. Quigley served at the global consulting firm McKinsey & Company for more than 25 years, including as Senior Partner from 2010 to 2025. While a Senior Partner at McKinsey, Mr. Quigley at times held various leadership roles including Global Head of Private Capital (Private Equity), North America Head of Life Sciences, and Global Lead of Life Sciences Commercial. He also served as a guest lecturer on Life Sciences at Columbia University’s Mailman School of Public Health from 2010 to 2017. Mr. Quigley holds a BA from University College Dublin, an M.Sc. from Queen’s University Belfast, and an MBA from INSEAD.

The Board believes Mr. Quigley is qualified to serve as a director due to his experience and insight with drug development, capital raising, and business development, both in the U.S. and abroad, as well as his experience and background as an executive.

Marwan Sabbagh, MD, has served as a director since August 2023. Dr. Sabbagh previously served as a member of EIP’s board of directors from November 2021 to August 2023. Since October 2021, Dr. Sabbagh has served as a professor in the Department of Neurology, and recently became Vice Chairman for Research, at the Barrow Neurological Institute. Dr. Sabbagh is board certified in neurology by the American Board of Psychiatry and Neurology and is a fellow of the American Academy of Neurology. Previously, from May 2018 to October 2021, Dr. Sabbagh was a neurologist and director at the Cleveland Clinic Lou Ruvo Center for Brain Health. Prior to his time at the Cleveland Clinic, Dr. Sabbagh was a director and neurologist at the Banner Sun Health Research Institute from 2000 to 2015. Dr. Sabbagh served on the board of directors of Quince Therapeutics, Inc. (f/k/a/ Cortexyme, Inc.) (NASDAQ: QNCX) from March 2022 to September 2022. Dr. Sabbagh earned his medical degree from the University of Arizona College of Medicine and his undergraduate degree from the University of California Berkeley. He completed his neurology residency at Baylor College of Medicine and a geriatric neurology and dementia fellowship at the University of California San Diego School of Medicine.

The Board believes that Dr. Sabbagh is qualified to serve as a director due to his expertise in neurological diseases and extensive clinical development experience.

Frank Zavrl has served as a director since August 2023. Mr. Zavrl previously served as a member of EIP’s board of directors from April 2018 to August 2023. From September 2017 to March 2018, Mr. Zavrl served as a member of the board of directors of EIP Pharma, LLC. Prior to that, Mr. Zavrl served on the board of directors of Puma Biotechnology, Inc. (NASDAQ: PBYI), a publicly-traded company focused on the treatment of cancer, from September 2015 to July 2020. From 2002 to 2011, Mr. Zavrl served as a Partner at Adage Capital Management, L.P., an asset management company, where Mr. Zavrl specialized in biotechnology investments. From 1999 to 2002, Mr. Zavrl served as a Portfolio Manager at Merlin BioMed Group, a healthcare investment firm. Prior to that, Mr. Zavrl served from 1998 to 1999 as an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a BS in Biochemistry from the University of California, Berkeley and an MBA from the Tuck School of Business at Dartmouth College.

The Board believes that Mr. Zavrl is qualified to serve as a director due to his significant investment experience in pharmaceutical and biotechnology companies.

Board Leadership Structure

The Board believes that our stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under our Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by one person. The Board believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.

Currently, Joshua S. Boger, PhD, serves as the Chair of the Board and John Alam, MD serves as our President and Chief Executive Officer. The Board believes that it is currently in the best interests of the Company’s stockholders to separate these offices. This separation allows for our Board Chair to act as a bridge between the Board and the operating organization, while our President and Chief Executive Officer focuses on running the Company’s business. The Board believes that this separation allows for a more effective utilization of the proven leadership capabilities, breadth of industry experience and business success of the individuals holding both positions, and that the Company and its stockholders are best currently served by this leadership structure.

Executive Sessions

Generally, at regular meetings of the Board, our independent directors meet in executive session with no company management present during a portion of the meeting.

Board Meetings and Attendance

During 2025, the Board held six meetings. Each of the directors on the Board during 2025 attended 75 percent or more of the aggregate meetings of the Board and all committees on which he or she served for the period during 2025 in which he or she served as a director. In addition, the Company’s directors are expected to attend annual meetings of stockholders, if their schedules permit.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has the composition and responsibilities described below. The Board, from time to time, may establish other committees to facilitate the management of the Company or oversight of certain affairs, and may change the composition and the responsibilities of the existing committees. Each of the three standing committees has a charter which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.cervomed.com.

Audit Committee

Responsibilities. The primary responsibilities of the Audit Committee include:

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overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

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having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing compensation to be paid to the independent registered public accounting firm;

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establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC;

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overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions; and

●	oversight of cybersecurity risks.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Audit Committee are Ms. Hollingsworth, Mr. Poulton, and Mr. Zavrl. Mr. Poulton is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the Listing Rules of The Nasdaq Capital Market and the rules and regulations of the SEC and is “financially literate” under the Listing Rules of The Nasdaq Capital Market. In addition, the Board has determined that Mr. Poulton qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The Nasdaq Capital Market as a result of his experience in senior financial positions. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The Nasdaq Capital Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Meetings. The Audit Committee met four times during 2025.

Processes and Procedures for Complaints. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing our President and Chief Executive Officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with our President and Chief Executive Officer. If an individual prefers not to discuss a matter with the President and Chief Executive Officer or if the President and Chief Executive Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit Committee, Mr. Poulton.

A copy of the Audit Committee’s written charter is publicly available on our website at www.cervomed.com.

Compensation Committee

Responsibilities. The primary responsibilities of the Compensation Committee include:

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determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

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determining any revisions to corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers and establishing and leading a process for the full Board to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

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administering our equity-based compensation plans, including determining specific grants of options and other awards for executive officers and other employees under our equity-based compensation plans; and

●	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Compensation Committee are Ms. Hollingsworth, Mr. Poulton, and Mr. Zavrl. Mr. Zavrl is the chair of the Compensation Committee. Each of the three current members of the Compensation Committee is an “independent director” under the Listing Rules of The Nasdaq Capital Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings. The Compensation Committee met four times during 2025, including one joint meeting with the Board.

Processes and Procedures for Consideration and Determination of Executive Compensation. The Compensation Committee has authority to determine all compensation applicable to our executive officers, including our Chief Executive Officer. In setting executive compensation for our executive officers, the Compensation Committee considers, among other things, the following factors: each executive’s position within the Company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our Company; Company and individual performance; and the executive’s current and historical compensation levels.

The Compensation Committee has also from time to time – including during 2025 –retained the services of an independent consulting firm to provide advice with respect to executive compensation, such as developing a group of comparable peer companies and reviewing executive and director compensation levels. In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee may consider information gathered by, and the recommendations of, its current outside compensation consultant, Alpine Rewards, when necessary and appropriate. This includes, among other things, analyses and/or peer group benchmarking with respect to compensation philosophy, executive compensation, non-employee director compensation, and our equity incentive programs. The Compensation Committee provides instruction and feedback to Alpine Rewards throughout the process, including with respect to the nature and final selection of our peer group for benchmarking purposes.

In making decisions regarding the form and amount of compensation to be paid to our executive officers other than our Chief Executive Officer, the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members, as well as relevant analysis prepared by Alpine Rewards. The Compensation Committee meets in executive session regularly and makes all executive compensation decisions about the Chief Executive Officer without the presence of the Chief Executive Officer or any executive or employee of our Company.

Processes and Procedures for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determining compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes the final decision. In making decisions regarding compensation to be paid to our non-employee directors, the Board considers factors such as its own views as to the form and amount of compensation to be paid, the current and anticipated time demands placed on non-employee directors and other factors that may be relevant, including the recommendations of Alpine Rewards, when necessary and appropriate.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.cervomed.com.

Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee are:

●	identifying individuals qualified to become Board members;

●	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

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being aware of best practices in corporate governance and developing and recommending to the Board a set of corporate governance standards to govern the Board, its committees, our Company and our employees in the conduct of our business and affairs;

●	developing and overseeing a Board and Board committee evaluation process; and

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reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board plans for executive officer development and succession plans for the Chief Executive Officer and other key executive officers and employees.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Ms. Hollingsworth, Dr. Sabbagh and Mr. Zavrl. Ms. Hollingsworth is the chair of the Nominating and Corporate Governance Committee. Each of the three current members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the Listing Rules of The Nasdaq Capital Market.

Meetings. The Nominating and Corporate Governance Committee met three times during 2025, including two joint meetings with the Board.

Processes and Procedures for Consideration of Director Nominations. In selecting nominees for the Board, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that our Company and stockholders benefit from the continued service of certain qualified incumbent directors because those directors have familiarity with and insight into our Company’s affairs that they have accumulated during their tenure with the Company, in addition to the qualifications and expertise contributing to such director’s original appointment to the Board. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee generally first solicits recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with candidates having the qualifications, skills and characteristics required for Board nominees. Such persons may include members of the Board and senior management of the Company or other individuals within the personal networks of Company leadership. In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating and Corporate Governance Committee then reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our management, other Board members and any other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended described above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include:

●	whether the candidate is an “independent director” under applicable independence tests under the federal securities laws and rules and regulations of the SEC;

●	whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee;
●	whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of serving as a member of the Audit Committee;
●	the needs of the Company with respect to the particular talents and experience of our directors;
●	the personal and professional integrity and reputation of the candidate;
●	the candidate’s level of education and business experience;
●	the candidate’s business acumen;
●	the candidate’s level of understanding of our business and industry and other industries relevant to our business;
●	the candidate’s ability and willingness to devote adequate time to the work of the Board and its committees;
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the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of our Company;

●	whether the candidate possesses strategic thinking and a willingness to share ideas;
●	the candidate’s range of experiences, expertise and background, in general and as compared to other directors on the Board; and
●	the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

The Nominating and Corporate Governance Committee seeks nominees with a broad range of experience, expertise, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.cervomed.com.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), cybersecurity, legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The committees of the Board oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes for the management of business and financial risk, our financial reporting obligations, cybersecurity and information technology matters, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our Company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and management and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our Company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our Company for a number of reasons, including: (1) general risk oversight by the full Board in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our Board committees that are currently comprised of and chaired by our independent directors and (3) the focus of our Chair of the Board and standing committee chairs on allocating appropriate Board and Board committee agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, executive officers and other employees, and meets the requirements of the SEC. A copy of our Code of Business Conduct and Ethics is available on the Investor Relations—Corporate Governance—Code of Business Conduct and Ethics section of our corporate website at www.cervomed.com.

Process Regarding Stockholder Communications with Board

Stockholders may communicate with the Board or any one particular director by sending correspondence, to our Chief Financial Officer, General Counsel & Corporate Secretary via e-mail to proxy@cervomed.com or via mail to 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, with an instruction to forward the communication to the Board or one or more particular directors. Our Chief Financial Officer, General Counsel & Corporate Secretary will forward promptly all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions, and other similar or otherwise inappropriate communications.

Policy Prohibiting Hedging - Insider Trading Policy

We maintain an Insider Trading Policy that prohibits our officers, directors, and employees from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of a put option, a call option or a short sale (including a short sale “against the box”), or engaging in hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds. A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report for the year ended December 31, 2025, as filed with the SEC.

Clawback Policy

On August 16, 2023, our Board adopted a Clawback Policy to comply with the new clawback rules and listing standards promulgated by the SEC and Nasdaq, respectively. The Clawback Policy generally provides that we will seek to recoup, in the event of a required accounting restatement, certain executive compensation resulting from material noncompliance with financial reporting requirements under federal securities laws.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that the Board will consist of at least one member, or such other number as may be determined by the Board or our stockholders. The Board has currently fixed the number of directors at eight.

Nominees for Director

The Board has nominated the following individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board.

●	John Alam, MD
●	Joshua S. Boger, PhD
●	Sylvie Grégoire, PharmD.
●	Jane H. Hollingsworth, JD
●	Jeff Poulton
●	David Quigley
●	Marwan Sabbagh, MD
●	Frank Zavrl

Proxies can only be voted for the number of persons named as nominees in this Proxy Statement, which is eight. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect each nominee as a director.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL EIGHT OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

Our Audit Committee has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM US LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Representatives of RSM US LLP are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Independent Auditor’s Fees

The table below presents fees billed to us for professional services rendered by RSM US LLP, our current independent registered public accounting firm, for the years ended December 31, 2025 and 2024.

	Aggregate Amount Billed
	2025	2024
Audit Fees	$564,431	$482,271
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$564,431	$482,271

Audit fees for the year ended December 31, 2025, include, in addition to fees related to the audit of our consolidated financial statements for the year then-ended and related quarterly reviews, (i) fees related to the filing of our Registration Statements on Form S-8, filed with the SEC on March 17, 2025, and November 7, 2025, and (ii) comfort letters related to the Sales Agreement.

Audit fees for the year ended December 31, 2024, include, in addition to fees related to the audit of our consolidated financial statements for the year then-ended and related quarterly reviews, (i) fees related to the filing of our Registration Statement on Form S-1, as amended, in connection with the 2024 Private Placement, including a post-effective amendment converting such Registration Statement on Form S-1 into a Registration Statement on Form S-3, (ii) fees related to the filing of our Registration Statement on Form S-3, as amended, filed with the SEC on October 3, 2024, and (iii) fees related to the filing of our Registration Statement on Form S-8, filed with the SEC on August 9, 2024.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. All services rendered by RSM US LLP during 2025 and 2024 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Board with respect to our consolidated financial statements for the year ended December 31, 2025.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2025, with our management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with RSM US LLP, our independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee has discussed with RSM US LLP its independence and concluded that the independent registered public accounting firm is independent from our Company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for the year ended December 31, 2025, be included in our Annual Report for the year ended December 31, 2025, for filing with the SEC.

Audit Committee
Jeff Poulton, Chair
Jane H. Hollingsworth, JD
Frank Zavrl

EXECUTIVE OFFICERS

The table below sets forth, as of the date of this Proxy Statement, certain information concerning our executive officers who are not also directors. Biographical information for Dr. Alam is included under the heading, “Corporate Governance—Our Board of Directors”.

Name	Age	Position with CervoMed
Kelly Blackburn, MHA	61	Executive Vice President, Clinical Development
Mark De Rosch, PhD, FRAPS	61	Executive Vice President, Regulatory and Government Affairs and Program Management
William R. Elder	42	Chief Financial Officer, General Counsel & Corporate Secretary
Marco Verwijs, PhD	49	Executive Vice President, Technical Operations
Matthew Winton, PhD	48	Chief Commercial and Business Officer

Kelly Blackburn, MHA, has served as Executive Vice President, Clinical Development of the Company since April 2025 and previously served as Senior Vice President, Clinical Development, from August 2023 to April 2025. Ms. Blackburn also previously served as Senior Vice President, Clinical Development of EIP from May 2018 to August 2023. Prior to joining EIP, Ms. Blackburn served as Vice President, Clinical Affairs of aTyr Pharma, Inc. (NASDAQ: LIFE) from July 2013 to July 2016. Ms. Blackburn served as a clinical development consultant from September 2012 to July 2013 to a number of companies, including Agios Pharmaceuticals, Promedior Inc. and aTyr Pharma, Inc. Prior to this, Ms. Blackburn was the Vice President, Clinical Development Operations at Vertex Pharmaceuticals (NASDAQ: VRTX), a global biotechnology company, from September 2006 to September 2012 overseeing programs for Incivek and Kalydeco, as well as their early development programs. From September 2002 to August 2006, Ms. Blackburn was Director of Clinical and Safety Operations for Millennium Pharmaceuticals where she was responsible for the VELCADE program which was successfully approved during her tenure. Ms. Blackburn holds a BS in biochemistry from University of New Hampshire, an MHA from Quinnipiac College and a MEd from Cambridge College.

Mark De Rosch, PhD, FRAPS, has served as the Company’s Executive Vice President, Regulatory and Government Affairs and Program Management, since May 2025, previously served as our Senior Vice President, Regulatory and Government Affairs and Program Management from November 2024 to May 2025, and prior to that served as a consultant to the Company from July 2024 to September 2024. Prior to joining the Company, Dr. De Rosch consulted on drug development and global regulatory strategies since May 2023. Previously, Dr. De Rosch was Chief Operating Officer at Aura Biosciences from March 2021 to May 2023, overseeing regulatory affairs, chemistry, manufacturing and controls / technical operations, program and portfolio management, medical device innovation, and information technology. While at Aura Biosciences, Dr. De Rosch contributed to Aura Biosciences becoming a public company and growing from approximately 20 employees to approximately 65 employees to support Phase 3 readiness. Prior to joining Aura, Dr. De Rosch was Chief Regulatory Officer at Epizyme, Inc. where he assisted Epizyme in receiving accelerated approval in the U.S. for its first drug, TAZVERIK®, in two oncology indications. Prior to Epizyme, he was Senior Vice President of Regulatory, Quality, and Medical Writing at Nightstar Therapeutics, Inc., a gene therapy company specializing in treatment of inherited retinal disease, which was acquired by Biogen in 2019. Prior organizations also include Akebia Therapeutics, Voisin Consulting Life Sciences, Inspiration Biopharmaceuticals, Vertex Pharmaceuticals, Berlex Laboratories, Diatide, and Mallinckrodt. At Vertex Pharmaceuticals, Dr. De Rosch led the regulatory strategy and marketing approvals in the U.S. and European Union for KALYDECO®, the first drug to treat the underlying cause of cystic fibrosis. Dr. De Rosch has a BS in Chemistry/Biochemistry from the University of Wisconsin-Parkside, and an MS and PhD in Inorganic Chemistry from the University of California, San Diego. Dr. De Rosch was designated as a Fellow of the Regulatory Affairs Professional Society (FRAPS) in 2017.

William Elder has served as the Company’s Chief Financial Officer since June 2024 and as the Company’s General Counsel & Corporate Secretary since September 2020. Mr. Elder has also served as our Principal Financial Officer since March 2024, previously served as Diffusion’s Principal Financial Officer from June 2023 to August 2023 and also served as a part-time consultant to Diffusion from July 2020 to September 2020. Prior to joining the Company, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law firm, where Mr. Elder’s practice focused primarily on counseling public companies on capital markets transactions, mergers and acquisitions, and corporate governance matters. Prior to joining Dechert LLP, Mr. Elder served as an analyst for Creative Financial Group. He received his JD from the University of Pennsylvania Law School, an MS in finance from Villanova University, and a BA in economics from Tufts University.

Marco Verwijs, PhD, has served as the Company’s Executive Vice President, Technical Operations, since June 2025. Before joining the Company, Dr. Verwijs served as Chief Technical Officer at Adipo Therapeutics, a biotechnology company developing treatments for obesity, from August 2024 to April 2025, where he was responsible for, among other things, chemistry, manufacturing, and controls, supply chain management, and quality assurance. Prior to that, Dr. Verwijs served as Chief Technical Officer at Aerovate Therapeutics Inc. from April 2022 to July 2024 and as Vice President, Analytical Development and Quality Control, at Epizyme Inc. from July 2018 to March 2022. Prior organizations also include Flexion Therapeutics, Vertex Pharmaceuticals, and Johnson & Johnson. Dr. Verwijs holds a PhD in Chemical Engineering from the University of Florida and an MS (ir) in Chemical Engineering from Delft University of Technology.

Matthew Winton, PhD, has served as the Company’s Chief Commercial and Business Officer since October 2025. Before joining the Company, Dr. Winton served as Chief Operating Officer at Inozyme Pharma, where he oversaw commercial readiness and strategic operations, contributing to the company’s successful acquisition by BioMarin Pharmaceuticals in 2025. Previously, he spent almost a decade at Biogen, where he held senior leadership roles including Senior Vice President and Head of the U.S. Multiple Sclerosis Franchise and Vice President and Head of the U.S. Spinal Muscular Atrophy Franchise. In these roles, he built and scaled commercial organizations, managed multi-billion-dollar neurology portfolios, and guided the launch and growth of SPINRAZA™, the first approved treatment for spinal muscular atrophy. Earlier in his career, Dr. Winton advised biotechnology and pharmaceutical clients on commercialization strategy at Campbell Alliance and Leerink Swann Strategic Advisors. Dr. Winton holds a PhD in Neuroscience from the Université de Montreal, an MBA in Health Sector Management from Boston University, and a BSc in Biology and Psychology from York University. He completed his postdoctoral fellowship at the Center for Neurodegenerative Disease Research at the University of Pennsylvania.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides summary information concerning compensation awarded for service during the years ended December 31, 2025 and 2024, to the individuals that served as our “NEOs” – all individuals that served as our principal executive officer and our two most highly compensated executive officers other than the principal executive officer, as calculated in accordance with Item 402 of Regulation S-K – during the year ended December 31, 2025. In addition, on April 14, 2025, the Board approved the terms of the Separation Agreement with Dr. Robert Cobuzzi, the Company’s former Chief Operating Officer, pursuant to which his employment with the Company concluded effective July 1, 2025. Information concerning compensation awarded to Dr. Cobuzzi for service during the years ended December 31, 2025, and 2024 is included in the table below as well.

Name and Principal Position	Year	Salary (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)(6)	Total
John Alam, MD	2025	$614,800	$94,680	$338,140	$--	$1,047,620
President & Chief Executive Officer	2024	$538,535	$228,549	$269,268	$--	$1,036,352
William Elder	2025	$467,100	$42,606	$176,564	$--	$686,270
Chief Financial Officer, General Counsel & Corporate Secretary	2024	$406,475	$103,008	$142,266	$--	$651,749
Kelly Blackburn, MHA (5)	2025	$436,555	$42,606	$161,784	$11,600	$652,545
Exec. Vice President, Clinical Development	2024	$--	$--	$--	$--	$--
Robert J. Cobuzzi, Jr., PhD (6)	2025	$238,551	$42,606	$--	$636,376	$917,533
Former Chief Operating Officer	2024	$465,750	$103,008	$232,875	$11,600	$813,233

1)	Represents base salary as described below under “—Employment Agreements.”
2)

The amounts shown in this column reflect the grant date fair value of option awards granted for service during the applicable year, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. The amounts shown for 2025 and 2024 for each NEO include an award with the identified grant date fair value granted in February 2025 and January 2024. The assumptions used in the Black-Scholes model to determine the grant date fair values of awards granted during the fiscal years ended December 31, 2025 and 2024 are disclosed in Note 10 to the audited consolidated financial statements included in our Annual Report.

3)	Represents the annual cash incentive bonuses for service during the applicable year by our NEOs as described further below under “—Cash Bonus Compensation”.
4)

The amounts reported in this column represent 401(k) Plan matching contributions by the Company and, exclusively with respect to Dr. Cobuzzi, the amounts described in Footnote 6 below. Our NEOs also participate in the Company’s health, dental, vision and life insurance plans, as well as the Company’s health savings account, on the same terms available generally to salaried employees.

5)	As described in more detail below under “Pay Versus Performance,” Ms. Blackburn was not a NEO during the year ended December 31, 2024.
6)

The amount in the “All Other Compensation” for Dr. Cobuzzi in the year ended December 31, 2025, includes (x) in accordance with the terms of the Separation Agreement, lump-sum payments, subject to lawful deductions, of (i) $479,723, equal to twelve months gross base salary, (ii) $119,602, equal to Dr. Cobuzzi’s pro-rated target annual bonus for the year ended December 31, 2025, and (iii) $27,403, equal to the aggregate premium for 12 months of healthcare continuation coverage for Dr. Cobuzzi and his eligible dependents and (y) $9,648 401(k) Plan matching contributions by the Company prior to his separation.

Employment Agreements

John Alam, MD, President & Chief Executive Officer. Effective February 1, 2024, we entered into an amended and restated employment agreement with Dr. Alam pursuant to which he serves as our President and Chief Executive Officer. Dr. Alam’s annual base salary for the year ended December 31, 2025, was $614,800 and his target annual bonus was 50 percent of his base salary. Pursuant to the employment agreement, the Board may increase (but not decrease) Dr. Alam’s base salary at its discretion. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

William R. Elder, Chief Financial Officer, General Counsel & Corporate Secretary. Effective June 1, 2024, we entered into an amended and restated employment agreement with Mr. Elder, pursuant to which he serves as our Chief Financial Officer, General Counsel & Corporate Secretary. Mr. Elder’s annual base salary for the year ended December 31, 2025 was $467,100, and his target annual bonus was 35 percent of his base salary. Pursuant to the employment agreement, the Board may increase (but not decrease) Mr. Elder’s base salary at its discretion. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

Kelly Blackburn, MHA, Exec. Vice President, Clinical Development. Effective April 16, 2025, we entered into an amended and restated employment agreement with Ms. Blackburn, pursuant to which she serves as our Executive Vice President, Clinical Development. Ms. Blackburn’s annual base salary for the year ended December 31, 2025 was $407,600 from January 1, 2025, to April 15, 2025, during which time she served as Sr. Vice President, Clinical Development, and $448,360 from April 16, 2025, to December 31, 2025, following her appointment as Executive Vice President, Clinical Development, and her target annual bonus was 35 percent of her base salary as of December 31, 2025. Pursuant to the employment agreement, the Board may increase (but not decrease) Ms. Blackburn’s base salary at its discretion. In addition, the employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement has an indefinite term.

Robert J. Cobuzzi, Jr., PhD, Former Chief Operating Officer. The Company and Dr. Cobuzzi were previously party to an amended and restated employment agreement pursuant to which he served as our Chief Operating Officer. Prior to his separation, Dr. Cobuzzi’s annual base salary for the year ended December 31, 2025, was $479,723 and his target annual bonus was 50 percent of his base salary. Pursuant to the employment agreement, the Board had the right to increase (but not decrease) Dr. Cobuzzi’s base salary at its discretion. In addition, the employment agreement contained certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), and confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter). The employment agreement had an indefinite term. As described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements,” on April 14, 2025, the Board approved the terms of the Separation Agreement with Dr. Cobuzzi, pursuant to which his employment with the Company concluded effective July 1, 2025.

Cash Bonus Compensation

Each of our executive officers has a target annual cash bonus amount based on a percentage of the executive’s annual base salary in the applicable year, as described above under “—Employment Agreements.” The actual amount of cash bonuses is determined annually by the Compensation Committee. The Compensation Committee determines whether bonuses are earned and the amounts of the bonus payout by considering a number of factors, the principal factor being based upon performance goals developed by the Compensation Committee at the beginning of each year. Important factors that may be considered by the Compensation Committee when developing these performance goals each year or otherwise in determining the amount of executive cash bonus compensation include, among other things, clinical trial progress, business development activities, status of public filings, capital raising transactions, financial health, and stock price performance.

Long-Term Equity Incentive Compensation and Other Compensatory Arrangements

The Compensation Committee administers the 2025 Equity Plan in which our NEOs participate, the cash bonus payments made to our NEOs provided for in the employment agreements described under the heading “—Employment Agreements,” and any other compensation-related matters with respect to our NEOs as they otherwise determine in their discretion. The option grants made for service during 2025 to the NEOs vest and become exercisable in equal monthly installments over a 36-month period until fully vested, subject to the executive’s continued employment through the applicable vesting date. The Compensation Committee believes time-based vesting of these awards aligns with the 2025 Equity Plan’s purpose of attracting and retaining qualified individuals to perform services for the Company and aligning the interests of such individuals with the interests of our stockholders.

Policies and Practices Related to the Grant of Certain Equity Awards

Our equity awards, which have consisted exclusively of stock options since the Merger, are granted in connection with our yearly compensation cycle, regularly scheduled meetings of the Compensation Committee and, as applicable, the Company’s compensation policies and procedures.

Typically, our practice is to make annual award grants to our existing employees in January or February of each fiscal year and to our non-employee directors at the time of our Annual Meeting of Stockholders. In addition, with respect to newly-hired employees, our typical practice is to make award grants on the seventh day of applicable month (or, if the seventh day of the month is not a business day, on the immediately preceding business day). Our policy is to not grant stock options or similar awards in anticipation of the release of material non-public information and to not time the release of material non-public information based on any equity award grant date, but some awards may be granted close in time to the release of material non-public information to the extent those awards are being granted, for example, upon hiring of new employees or in connection with annual grants being made as part of our director compensation policy, as described further below under “—Director Compensation”.

During the year ended December 31, 2025, we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, and none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports.

Outstanding Equity Awards at Fiscal Year End

Option Awards

The table below provides information regarding outstanding stock option awards held by each of our NEOs as of December 31, 2025. All of the option grants described in the table below that remain subject to future vesting become exercisable in equal monthly installments over a 36-month period from the grant date until fully vested, subject to the executive’s continued employment through the applicable vesting date.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Equity Plan Awarded Under
John Alam, MD	19,323	5,521	$5.33	9/15/2033	2018 Plan
	8,288	2,368	$5.33	9/15/2033	2015 Plan
	23,666	11,834	$9.24	1/26/2034	2015 Plan
	18,333	41,667	$2.30	2/4/2035	2015 Plan
Kelly Blackburn, MHA	8,287	0	$19.81	5/28/2028	2018 Plan
	5,524	0	$27.72	3/3/2029	2018 Plan
	4,604	0	$26.07	12/16/2029	2018 Plan
	6,906	0	$34.84	3/12/2031	2018 Plan
	12,444	3,556	$5.33	9/15/2033	2015 Plan
	10,666	5,334	$9.24	1/26/2034	2015 Plan
	8,250	18,750	$2.30	2/4/2025	2015 Plan
William R. Elder	934	0	$61.50	9/22/2030	2015 Plan
	1,169	0	$83.25	3/1/2031	2015 Plan
	278*	0	$83.25	3/1/2031	2015 Plan
	4,076	0	$18.00	1/27/2032	2015 Plan
	12,444	3,556	$5.33	9/15/2033	2015 Plan
	10,666	5,334	$9.24	1/26/2034	2015 Plan
	8,250	18,750	$2.30	2/4/2025	2015 Plan
Robert J. Cobuzzi, Jr., PhD**	1,582	0	$38.25	1/7/2030	2015 Plan
	818	0	$75.00	6/17/2030	2015 Plan
	6,334	0	$59.25	9/8/2030	2015 Plan
	716	0	$83.25	3/1/2031	2015 Plan
	716*	0	$83.25	3/1/2031	2015 Plan
	10,192	0	$18.00	1/27/2032	2015 Plan
	12,444	3,556	$5.33	9/15/2033	2015 Plan
	37,146	13,930	$9.24	1/26/2034	2015 Plan
	8,250	6,750	$2.30	2/4/2035	2015 Plan

* Pursuant to the terms of the corresponding award agreements, two-thirds of the underlying shares originally granted were automatically forfeited on October 1, 2021, due to non-achievement of certain specified performance metrics.

** Pursuant to the Separation Agreement, notwithstanding any terms of the 2015 Equity Plan or any stock option award agreements to the contrary, all Company stock options previously granted to Dr. Cobuzzi will remain exercisable and continue to vest in accordance with their respective vesting schedules through September 30, 2026.

401(k) Retirement Plan

We maintain our 401(k) Plan pursuant to which all eligible employees are entitled to make pre-tax and after-tax contributions of their compensation. In addition, the Company makes discretionary matching contributions at a rate of 100% for contributions up to 3% of the participant’s eligible compensation and 50% for any additional contributions up to 5% of the participant’s eligible compensation. The matching contributions received by our NEOs in the years ended December 31, 2025 and 2024, if any, are reported in the “All Other Compensation” column of the Summary Compensation Table above.

Post-Termination Severance and Change in Control Arrangements

As described under the heading “—Employment Agreements,” we have entered into employment agreements with each of our executive officers that provide for certain severance and change of control benefits, subject to the execution and non-revocation of a release of claims by the executive or the executive’s estate (as applicable).

Under the employment agreement with Dr. Alam, in the event that the executive’s employment is terminated by us other than for “cause,” death or “disability,” or is terminated by the executive for “good reason” (as such terms are defined in the applicable employment agreement), the executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 12 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then the executive will be entitled to receive the same severance benefits as described above, except that he will receive (a) a payment equal to two times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 12 months of base salary continuation, and (b) a payment equal to 36 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason, in either case, upon or within 24 months following a change of control, then the executive will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreement with Mr. Elder and Ms. Blackburn, in the event that the executive’s employment is terminated by us other than for “cause”, death or “disability” or upon the executive’s resignation for “good reason” (as such terms are defined in the applicable employment agreement), the executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then the executive will be entitled to receive the same severance benefits as described above, except that the executive will receive (a) a payment equal to 1.5 times the sum of their base salary and the higher of their target annual bonus opportunity and the bonus payment received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) a payment equal to 18 times the monthly COBRA premium for the executive and the executive’s eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and in installments over 9 or 12 months in other cases). In addition, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case, upon or within 24 months following a change of control, then the executive will be entitled to full vesting of all equity awards received by the executive from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements for each of our current NEOs, in the event that the executive’s employment is terminated due to the executive’s “death” or “disability”, the executive (or the executive’s estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Further, under the terms of the stock option agreements with our NEOs that were granted under our 2025 Equity Plan and 2015 Equity Plan, upon a completion of a “change of control” (as defined in the applicable plan), options held by our NEOs will become immediately vested and remain exercisable through their expiration date regardless of whether the holder remains in the employment or service of the Company after the change of control. Alternatively, in connection with a change of control, the Compensation Committee may, in its sole discretion, cash out the options.

The terms of the Company’s prior amended and restated employment agreement with Dr. Cobuzzi related to post-termination severance and change in control agreements were substantially similar to those in Dr. Alam’s employment agreement described above. In connection with the conclusion of Dr. Cobuzzi’s employment, the Company and Dr. Cobuzzi entered into the Separation Agreement which provided, among other things, that Dr. Cobuzzi receive, in accordance with his employment agreement: (i) a lump-sum payment of $479,723, subject to lawful deductions, equal to twelve months gross base salary, (ii) a lump-sum payment of $119,602, subject to lawful deductions, equal to Dr. Cobuzzi’s pro-rated target annual bonus for the year ending December 31, 2025, and (iii) a lump-sum payment, subject to lawful deductions, equal to the aggregate premium for 12 months of healthcare continuation coverage for Dr. Cobuzzi and his eligible dependents. Additionally, notwithstanding any terms of the 2015 Equity Plan or any stock option award agreements to the contrary, all Company stock options previously granted to Dr. Cobuzzi remain exercisable and continue to vest in accordance with their respective vesting schedules through September 30, 2026. The Separation Agreement also included a standard release and waiver by Dr. Cobuzzi and other customary provisions.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act. This advisory vote, commonly known as a “say-on-pay” vote, is a routine, non-binding vote on the compensation paid to our named executive officers as described in this Proxy Statement under the heading “Executive Compensation”, including the Summary Compensation Table and the other related tables and narrative disclosure therein. Once every six years, our stockholders will also have the opportunity to vote on the frequency of future advisory votes on executive compensation. Currently, our Board provides our stockholders with an advisory say-on-pay vote on an annual basis, and the next such say-on-pay frequency vote will be at the Company’s 2027 Annual Meeting of Stockholders.

In general, our executive compensation program during the year ended December 31, 2025 was designed to, among other things: attract and retain executives who are important to the success of the Company and the creation of value for our stockholders; create stockholder value by aligning executives’ interests with stockholders’ interests; motivate and reward our executives for the achievement of Company and individual performance objectives, the achievement of stockholder value creation in both the short and long term; executives’ contributions to the general success of our Company; and, more generally, to support a “pay-for-performance” philosophy and culture.

Please read the “Executive Compensation” section of this Proxy Statement. That section of this Proxy Statement, which includes compensation tables and related narrative discussion, describes the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee and the Board in 2025.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement. This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies and practices described in this Proxy Statement.

As this is an advisory vote, the outcome of the vote is not binding on the Company with respect to future executive compensation decisions, including those relating to our named executive officers. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Proposed Resolution

The Board unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CervoMed Inc. hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2025, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Executive Compensation” section, the Summary Compensation Table and the other related tables and narrative disclosure.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve, on an advisory basis, this resolution.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

Overview of Non-Employee Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board has delegated to the Compensation Committee the responsibility to establish and lead a process for the determination of compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes final decisions regarding such compensation.

The principal elements of our director compensation program for 2025 included:

●	cash compensation in the form of annual cash retainers; and

●	long-term equity-based incentive compensation, in the form of stock options.

Cash Compensation

The cash compensation paid to the non-employee members of the Board for the term ending at the Annual Meeting consisted of the following cash retainers, pro-rated for any director serving a partial year term as further described under the heading, “—Summary Director Compensation Table.”

Description	Annual Cash Retainer
Board Member	$40,000
Chair of the Board	$25,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Audit Committee Member (other than Chair)	$7,500
Compensation Committee Member (other than Chair)	$5,000
Nominating and Corporate Governance Committee Member (other than Chair)	$4,000

The annual cash retainers are paid in regular installments in accordance with the Company’s standard payroll practices. The Compensation Committee has also reserved the right to make a portion of such payments in the form of equity rather than cash under certain conditions. During the fiscal year ended December 31, 2025, all retainers were paid in cash.

Long-Term Equity-Based Incentive Compensation

In addition to cash compensation, our non-employee directors receive long-term equity-based incentive compensation in the form of options to purchase shares of our common stock. Upon a non-employee director’s initial appointment to the Board, the director receives a stock option award exercisable for a number of shares equal to 0.176% of the Company’s total shares outstanding on the grant date vesting in 36 equal monthly installments following his or her appointment to the Board. Each non-employee director also receives, on an annual basis, a stock option award exercisable for a number of shares equal to 0.088% of the Company’s total shares outstanding on the grant date (or such lesser amount as the Board may determine) vesting in 12 equal monthly installments following the grant date.

All option awards granted to our non-employee directors have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.

Summary Director Compensation Table

The table below provides summary information concerning the compensation of each individual who served as a non-employee director of the Company during the year ended December 31, 2025. Our employee director – Dr. Alam, our President and Chief Executive Officer – does not receive additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Joshua S. Boger, PhD	$65,000	$33,219	$--	$98,219
Sylvie Grégoire, PharmD.	$40,000	$33,219	$--	$73,219
Jane H. Hollingsworth, JD	$60,500	$33,219	$--	$93,719
Jeff Poulton	$60,000	$33,219	$--	$93,219
David Quigley	$7,174	$74,226	$--	$81,400
Marwan Sabbagh, MD	$44,000	$33,219	$--	$77,219
Frank Zavrl	$61,500	$33,219	$--	$94,719

1)

The amounts shown in this column reflect the grant date fair value of option awards granted (i) with respect to Mr. Quigley, in October 2025 in connection with his appointment to the Board and (ii) with respect to each of the other identified directors, in June 2025, in each case, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. See the assumptions used in the Black-Scholes Model in Note 10 to the audited financial statements included in our Annual Report. As of December 31, 2025, the aggregate number of shares subject to options awarded to each of our non-employee directors during the year was, (i) with respect to Mr. Quigley, 16,200, of which 1,350 were vested as of December 31, 2025, and (ii) with respect to all other non-employee directors, 8,100, of which 3,376 were vested as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date for (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, if any, (ii) each of our current directors and nominees for director; (iii) each of our current executive officers (as defined in Item 402(a)(3) of Regulation S-K); and (iv) all of our current directors, nominees for director, and such executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable or convertible within 60 days of the Record Date are deemed outstanding for the purpose of computing the beneficial ownership percentage of the holder thereof, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Ownership is based upon information provided by each respective director and officer and public documents filed with the SEC, including Forms 3 and 4, Schedules 13D and 13G and certain other documents, which information may not be accurate as of the Record Date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse, if any. Unless otherwise indicated below, the address of each person listed on the table is 20 Park Plaza, Suite 424, Boston, Massachusetts 02116, c/o CervoMed Inc.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Total Voting Power (2)
Current Directors and/or Director Nominees
John Alam, MD, President, Chief Executive Officer & Director (3)	1,612,477	17.2%
Joshua S. Boger, PhD, Chair of the Board (4)	1,078,895	11.6%
Sylvie Grégoire, PharmD., Director (5)	1,612,477	17.2%
Jane H. Hollingsworth, JD, Director (6)	22,671	*
Jeff Poulton, Director (7)	51,169	*
David Quigley, Director (8)	3,600	*
Marwan Sabbagh, MD, Director (9)	24,366	*
Frank Zavrl, Director (10)	387,734	4.2%

Executive Officers (other than Dr. Alam)
Kelly Blackburn, MHA, Exec. Vice President, Clinical Development (11)	81,882	*
William Elder, Chief Financial Officer, General Counsel & Corporate Secretary (12)	61,844	*
Robert J. Cobuzzi, PhD, Former Chief Operating Officer (13)	92,987	1.0%

All Directors, Director Nominees, and Executive Officers as a Group (14 persons) (14)	3,506,178	35.8%
Other 5% Stockholders:
RA Capital Management, L.P. (15)	1,266,143	9.9%
Armistice Capital Master Fund L.P. (16)	734,363	7.8%
Morgan Stanley (17)	473,681	5.1%

* Indicates less than 1.0%

1)

Includes shares of common stock held as of April 17, 2026, the Record Date, plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days of the Record Date.

2)

Based on 9,258,719 shares of common stock issued and outstanding as of the Record Date. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming (i) the exercise or conversion of all options, warrants and convertible securities exercisable or convertible within 60 days of the Record Date held by such person and (ii) the non-exercise and non-conversion of all outstanding warrants, options and convertible securities held by all other persons (including our other directors and executive officers).

3)

Consists of (a) 1,471,578 shares of common stock held jointly by Dr. Alam and Dr. Grégoire, his spouse, (b) 12,500 shares of common stock held by Dr. Alam in a retirement account, (c) 12,500 shares of common stock held by Dr. Grégoire in a retirement account, (d) 96,137 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Alam and (e) 19,762 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Grégoire. Dr. Alam disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

4)

Consists of (a) 216,817 shares of common stock held directly by Dr. Boger, (b) 644,703 shares of common stock held by the Boger Trust, (c) 195,748 shares of common stock held by The Amy S. Boger 2021 Trust (“ASB 2021 Trust”), and (d) 21,627 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Dr. Boger is the sole trustee of the Boger Trust and the ASB 2021 Trust and may be deemed to be the beneficial owner of such securities. Dr. Boger disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

5)

Consists of (a) 1,471,578 shares of common stock held jointly by Dr. Grégoire and Dr. Alam, her spouse, (b) 12,500 shares of common stock held by Dr. Alam in a retirement account, (c) 12,500 shares of common stock held by Dr. Grégoire in a retirement account, (d) 96,137 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Alam and (e) 19,762 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Dr. Grégoire. Dr. Grégoire disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein.

6)

Consists of (a) 462 shares of common stock held directly by Ms. Hollingsworth, (b) 437 shares of common stock held jointly by Ms. Hollingsworth with her spouse, and (c) 21,772 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Ms. Hollingsworth disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein.

7)	Consists of (a) 16,444 shares of common stock held directly by Mr. Poulton and (b) 34,725 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
8)	Consists exclusively of shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
9)	Consists exclusively of shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
10)

Consists of (a) 28,345 shares of common stock held by Mr. Zavrl through an individual retirement account, (b) 153,130 shares of common stock held by The FEZ Delaware Dynasty Trust (“FEZ Trust”), (c) 171,534 shares of common stock held by the Paula Zavrl Delaware Dynasty Trust (“PZ Trust”), and (d) 34,725 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Zavrl is the trust investment manager of the FEZ Trust and the PZ Trust and may be deemed to be the beneficial owner of such securities. Mr. Zavrl disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

11)	Consists of (a) 13,674 shares of common stock held directly by Ms. Blackburn and (b) 68,208 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
12)	Consists of (a) 12,500 shares of common stock held directly by Mr. Elder and (b) 49,344 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
13)	Consists of (a) 1,078 shares of common stock held directly by Dr. Cobuzzi and (b) 91,909 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
14)

Consists of (a) 2,966,450 shares of common stock and (b) 539,728 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Includes the beneficial ownership described in notes 3-12 above, as well as (i) 32,221 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Mark De Rosch, PhD, FRAPS, (ii) 21,333 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Marco Verwijs, PhD, and (iii) (x) 15,000 shares of common stock and (y) 19,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by Matthew Winton, PhD. Drs. De Rosch, Verwijs, and Winton are each executive officers, but not named executive officers.

15)

Shares beneficially owned are based solely on the Schedule 13G/A filed with the SEC by RA Capital Management, L.P. (“RA Capital”) on August 20, 2025. RA Capital Healthcare Fund, L.P. (the “RA Capital Fund”) directly holds Series A Warrants exercisable for up to 1,266,143 shares of common stock, subject to the Beneficial Ownership Blocker. RA Capital Healthcare Fund GP, LLC is the general partner of the RA Capital Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the RA Capital Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Company held by the RA Capital Fund. The RA Capital Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the RA Capital Fund's portfolio, including the shares of the Company’s common stock. Because the RA Capital Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days' notice, the RA Capital Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported other than for the purpose of determining their obligations under Section 13(d) of the Act, and the filing of the Schedule 13G/A shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The address of the RA Capital Fund is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

16)

Shares beneficially owned by Armistice Capital Master Fund L.P. (“Armistice”) are based solely on the Closing 8-K. Armistice directly holds Series A Warrants exercisable for up to 734,363 shares of common stock, subject to the Beneficial Ownership Blocker. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022.

17)

Shares beneficially owned by Morgan Stanley (“Morgan Stanley”) consist solely of common stock and are based solely on the Schedule 13G filed by Morgan Stanley on February 11, 2026. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2025, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2025, except for the following, each of which were not timely filed: Form 4s filed on February 14, 2025, by each of Dr. Alam, Ms. Blackburn, Dr. Cobuzzi, Mr. Elder, and Dr. Grégoire, with respect to, in each case, the February 4, 2025, granting of an option to purchase common stock; a Form 3 filed on May 23, 2025, by Dr. De Rosch with respect to his May 1, 2025, appointment as Executive Vice President, Regulatory and Government Affairs and Program Management; and a Form 3 and Form 4 filed, in each case, on December 5, 2025, by Mr. Quigley with respect to his October 27, 2025, appointment to the Board and the granting of an option to purchase common stock granted in connection therewith, respectively.

Notwithstanding the foregoing, (i) the May 1, 2025 appointment of Dr. De Rosch as Executive Vice President, Regulatory and Government Affairs and Program Management, was previously disclosed by the Company in its Current Report on Form 8-K filed on April 18, 2025, and (ii) the October 27, 2025, appointment of Mr. Quigley and option grant in connection therewith were disclosed by the Company in its Current Report on Form 8-K filed on October 29, 2025.

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide information about (i) “compensation actually paid” to certain executive officers of the Company during the last three fiscal years ended December 31, 2025, 2024, and 2023, (ii) certain financial performance measures, and (iii) the relationship of the compensation actually paid to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluated compensation decisions in light of Company or individual performance. For the most recently completed fiscal year, we did not use any financial performance measure to link compensation actually paid to our NEOs to the Company’s performance; accordingly, this disclosure does not present a company-selected measure in the table below nor a tabular list of our most important performance measures, as permitted under the rules promulgated by the SEC. For discussion of how the Company’s executive compensation program is designed to support the Company’s business strategy, align the interests of our executives with our stockholders, and embody our Company’s overall compensation philosophy, please refer to the “Executive Compensation” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO(s) (1)(2)	Compensation Actually Paid to PEO(s) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non- PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (3)	Net Income (Loss) (in millions) (4)
2023	$1,518,279	$1,366,539	$467,047	$457,134	$100.53	$(2.17)
2024	$1,036,352	$953,313	$732,491	$797,375	$30.83	$(16.29)
2025	$1,047,620	$1,521,702	$669,408	$883,155	$104.08	$(26.97)

(1)

On August 16, 2023, in connection with the completion of the Merger, the Company’s executive officers were reconstituted. At the effective time of the Merger, (i) Dr. Alam, the President & Chief Executive Officer of EIP, was appointed as the Company’s President & Chief Executive Officer, (ii) Dr. Cobuzzi, the President & Chief Executive Officer of Diffusion, was appointed as the Company’s Chief Operating Officer, (iii) Ms. Blackburn, the Sr. Vice President, Clinical Development, of EIP was appointed as the Company’s Sr. Vice President, Clinical Development, and (iv) Mr. Elder, the General Counsel & Corporate Secretary of Diffusion, continued as the Company’s General Counsel & Corporate Secretary. Mr. Elder was subsequently appointed as the Company’s Chief Financial Officer in June 2024. Accordingly, the amounts set forth in the table with respect to PEO compensation include, (i) with respect to the year ended December 31, 2023, compensation paid to Drs. Alam and Cobuzzi, and (ii) with respect to the years ended December 31, 2025, and 2024, compensation paid to Dr. Alam. Additionally, the amounts set forth in the table with respect to non-PEO NEO compensation include, (i) with respect to the year ended December 31, 2023, compensation paid to Ms. Blackburn and Mr. Elder, (ii) with respect to the year ended December 31, 2024, compensation paid to Dr. Cobuzzi and Mr. Elder, and (iii) with respect to the year ended December 31, 2025, compensation paid to Ms. Blackburn and Mr. Elder.

(2)

The table below shows the adjustments made to the compensation totals presented in the Summary Compensation Table for the NEOs in order to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant, except as follows:

a.

the expected remaining term of vested shares as of each applicable vesting date was estimated using the simplified method based upon the award’s original contractual term and the vesting term of such shares;

b.	the risk-free interest rate for the expected term was estimated based upon the five-year interest rate as reported by the U.S. Federal Reserve Bank of St. Louis on the applicable measurement date; and
c.

the expected volatility of the price of the shares underlying the option awards for the award’s expected term was estimated based on upon the historical daily average volatility of the Company’s current comparable public company peer group during the 5.75 years preceding the applicable measurement date.

	2023		2024		2025
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$1,518,279	$467,047	$1,036,352	$732,491	$1,047,620	$669,408
Less, value of Stock Awards reported in Summary Compensation Table	$451,424	$60,800	$228,549	$103,008	$94,680	$42,606
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$268,769	$41,752	$24,448	$24,696	$276,977	$124,639
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$296	$154	$(90,772)	$(40,685)	$82,750	$37,299
Plus, fair value as of vesting date of equity awards granted and vested in the year	$32,961	$10,239	$133,708	$135,062	$118,419	$53,289
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$(2,342)	$(1,258)	$77,626	$48,819	$90,616	$41,126
Less, prior year-end fair value for any equity awards forfeited in the year	$0	$0	$0	$0	$0	$0
Compensation Actually Paid ($)	$1,366,539	$457,134	$953,313	$797,375	$1,521,702	$883,155

(3)

The cumulative TSR amount reported represents the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock at the beginning of the measurement period (i.e., the close of the market on December 30, 2022), as adjusted for the Merger and Diffusion’s 2-for-3 reverse stock split in connection therewith. From January 1, 2023, to August 16, 2023, Dr. Alam and Ms. Blackburn were executive officers of EIP, which during such time was a private company with no public trading market for its common stock. Accordingly, the amounts reported may not be reflective of the TSR to EIP security holders during the applicable period.

(4)

For accounting purposes, the Merger is treated as a reverse recapitalization under U.S. generally accepted accounting principles and EIP is considered the accounting acquirer. Accordingly, EIP’s historical results of operations are deemed the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements. Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by EIP. The dollar amounts reported are the net income of the Company as reflected in the Annual Report and may not be reflective of the net income of EIP or Diffusion during the applicable periods.

Relationship of Compensation Actually Paid and Performance Measures

The following chart sets forth the relationship between (i) Compensation Actually Paid to our PEO and (ii) the average Compensation Actually Paid to our Non-PEO NEOs, on the one hand, and cumulative total stockholder return over the Company’s three most recent completed fiscal years, on the other hand.

The following chart sets forth the relationship between (i) Compensation Actually Paid to our PEO and (ii) the average Compensation Actually Paid to our Non-PEO NEOs, on the one hand, and the Company’s net income (loss) in each of its three most recent completed fiscal years, on the other hand.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	620,829	$10.41	735,200
Equity compensation plans not approved by security holders (2)	365,872	$14.21	0
Total	986,701	$11.82	735,200

(1)	Includes (i) 556,029 securities issued and issuable pursuant to the 2015 Equity Plan and (ii) 64,800 securities issued and issuable pursuant to the 2025 Equity Plan.

(2)

Includes (i) 165,160 securities issued pursuant to the 2018 Equity Plan and (ii) 200,712 securities issued pursuant to inducement awards material to new employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Additional information regarding the 2018 Equity Plan is included immediately below.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

2018 Employee, Director and Consultant Equity Incentive Plan

On March 28, 2018, EIP adopted the 2018 Equity Plan, which was assumed by the Company upon completion of the Merger pursuant to and in accordance with the terms of the Merger Agreement. Under the 2018 Equity Plan, the Company may issue incentive stock options, non-qualified stock options, stock grants, and other stock-based awards to employees, directors, and consultants, as specified in the 2018 Equity Plan and subject to applicable SEC and Nasdaq rules and regulations. The Board has the authority to determine to whom options or stock will be granted, the number of shares, the term, and the exercise price. Options granted under the 2018 Equity Plan have a term of up to ten years and, with respect to grants made prior to the completion of the Merger, generally vest over a four-year period with 25% of the options vesting after one-year of service and the remainder vesting monthly thereafter; awards granted under the 2018 Equity Plan following the completion of the Merger vest in equal monthly installments over 36 months from the grant date. As of December 31, 2025, there were no shares available for issuance under the 2018 Equity Plan.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT NO. 1 TO CERVOMED INC. 2025 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders to approve the Plan Amendment, which would increase the number of shares of our common stock authorized for issuance under the 2025 Equity Plan by 2,000,000 shares.

Background

At our annual meeting of stockholders in June 2025, our stockholders approved the 2025 Equity Plan, replacing the 2015 Plan, which expired in 2025. The 2025 Equity Plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted stock, RSUs, performance awards, stock bonuses and other stock-based awards.  In the following discussion, we refer to both incentive stock options and non-statutory stock options as “options,” and to options, stock appreciation rights, restricted stock awards, RSUs, performance awards and stock bonuses as “incentive awards.”

The 2025 Equity Plan is currently our only active equity plan for issuing new equity compensation awards. Historically, we have granted equity-based awards primarily through our stockholder approved plan (our 2015 Equity Plan and 2025 Equity Plan) or, in certain cases, pursuant to inducement awards material to new employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Grants under the 2018 Plan were primarily issued by EIP in periods prior to the Merger.

Reasons Why You Should Vote in Favor of the Approval of the Plan Amendment

The Board and Compensation Committee believe the 2025 Equity Plan provides a means to attract and retain qualified individuals to perform services for our Company, by providing incentive compensation for such individuals that is linked to the growth and profitability of our Company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in our Company.

As approved by our stockholders in June 2025, the maximum number of shares of our common stock available for issuance under the 2025 Equity Plan was 800,000, of which 435,900 remained available for issuance as of the Record Date. As described in our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, the initial share reserve for the 2025 Equity Plan was established based in significant part upon our historical and anticipated equity award granting practices and the number of shares of our common stock outstanding. We anticipate potential headcount growth in connection with our planned initiation of a Phase 3 clinical trial of neflamapimod in patients in dementia with Lewy bodies in the second half of 2026, subject to available financing. Based in part upon recommendations of Alpine Rewards and as described in more detail elsewhere in this Proxy Statement, our Board and Compensation Committee determine the magnitude of annual and initial equity grants to employees and non-employee directors based upon a percentage of shares outstanding at the time of the grant. Given the foregoing, we expect our planned headcount growth and the potential issuance of equity securities in connection with any financing of the planned Phase 3 clinical trial to each increase our aggregate number of anticipated equity award grants relative to the assumptions underlying the current reserve amount.

Accordingly, the Board believes the Plan Amendment will support the Company’s anticipated growth by allowing us to continue to attract and retain the services of key employees and directors, and the Board recommends a vote for the approval of the Plan Amendment because the Board believes the Plan Amendment and the continued utility of the 2025 Equity Plan are in the best interests of our Company and stockholders for the following reasons:

●

Aligns Director, Executive Officer, Employee and Stockholder Interests.  We currently provide long-term incentives in the form of stock option grants to our directors and employees, including our executive officers.  We believe that our equity-based compensation programs help align the interests of our directors, executive officers and other employees with the interests of our stockholders.  We believe that our long-term equity-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock.  If the Plan Amendment is approved, we will be able to continue to align the interests of our directors, executive officers and other employees with the interests of our stockholders through equity participation in our Company.

●

Attracts and Retains Talent.  Talented, motivated and effective directors, executives and employees are essential to executing our business strategies, in particular as we enter new phases of potential growth.  We believe equity-based compensation is an important component of total compensation at our Company because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of our Company.  Equity-based compensation is especially important for smaller public companies, such as us, when our equity-based compensation arrangements can assist us in competing for talent against other companies that may offer better and more lucrative cash and other compensation packages.  If the Plan Amendment is approved, we believe we will be better able to continue to offer competitive compensation packages to both retain our best performers and attract new talent.

●

Supports our Compensation Philosophy.  We believe that equity-based compensation, by its very nature, is performance-based compensation.  To align the interests of our executive officers with the interests of our stockholders, we intend that a significant part of the total compensation to be paid to our executive officers will be performance-based.  We intend to use equity-based incentive compensation to help reinforce desired financial and other business results for our executives and to motivate them to make decisions to produce those results.  Therefore, approval of the Plan Amendment is important to continue to support our pay-for-performance philosophy.

●

Balances Appropriately our Need to Attract and Retain Talent with Stockholder Interests Regarding Dilution.  We recognize the dilutive impact of our equity-based compensation programs on our stockholders and we intend to strive to balance this concern with competitive compensation practices and the need to attract and retain talent.  As described in more detail below under the heading “—Background for Shares Authorized for Issuance under the 2025 Equity Plan and the Plan Amendment,” we believe the 2025 Equity Plan, as amended by the Plan Amendment, is not excessively dilutive to our stockholders.

●

Protects Stockholder Interests and Embraces Sound Equity-Based Compensation Practices.  As described in more detail below under the heading “—Summary of Sound Governance Features of the 2025 Equity Plan,” the 2025 Equity Plan includes a number of features that are consistent with the interests of our stockholders and sound corporate governance practices which will remain in place and unchanged if the Plan Amendment is approved by our stockholders.

Summary of Sound Governance Features of the 2025 Equity Plan

The Board and Compensation Committee believe that the 2025 Equity Plan contains several features, none of which will be impacted by the Plan Amendment, that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●

No Automatic Share Replenishment or “Evergreen” Provision.  The number of shares of our common stock authorized for issuance under the 2025 Equity Plan is fixed and will not adjust based upon the number of outstanding shares of our common stock.  If the Plan Amendment is approved, based on our current operating plan, we expect that the number of shares of our common stock authorized for issuance under the 2025 Equity Plan will last up to approximately three years, at which time we expect to ask our stockholders to approve an additional share authorization or a new plan to replace the 2025 Equity Plan. If our headcount increases in connection with future growth, this estimate may change.

●	Limit on Number of Incentive Awards in One Year. No participant may be granted incentive awards covering more than 400,000 shares of common stock during any one calendar year.
●

Limit on Non-Employee Director Awards.  The maximum aggregate grant date fair value (determined in accordance with ASC 718) of incentive awards to be granted and other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000 increased to $1,000,000 in the year in which such non-employee director initially joins the Board.

●

No Repricing of Stock Options or Stock Appreciation Rights.  The 2025 Equity Plan prohibits the repricing of outstanding “underwater” stock options or stock appreciation rights without stockholder approval, except for any adjustments required in connection with certain corporate transactions.  Repricing is broadly defined to include amendments or modifications to the terms of an outstanding stock option or stock appreciation right to lower the exercise or grant price or cancelling an outstanding stock option or stock appreciation right in exchange for cash, other incentive awards or other stock options or stock appreciation rights having a lower exercise price.

●

No Discounted Stock Options or Stock Appreciation Rights.  The 2025 Equity Plan prohibits granting stock options and stock appreciation rights with exercise prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the assumption of awards in certain mergers, consolidations, acquisitions of property or stock, reorganizations or other similar transactions.

●

No Reload Stock Options or Stock Appreciation Rights.  Reload stock options and stock appreciation rights are not authorized under the 2025 Equity Plan. Reload stock options and reload stock appreciation rights are incentive awards that automatically provide for an additional grant of the same type of incentive awards upon the exercise of the incentive award.

●

Stock Options, Stock Appreciation Rights and Unvested Performance Awards are Not Entitled to Dividend Equivalent Rights.  Stock option, stock appreciation right and unvested performance award holders have no rights as stockholders with respect to the shares underlying their awards until their stock options, stock appreciation rights or unvested performance awards are exercised or vested and shares are issued.  As a result, stock options and stock appreciation rights and unvested performance awards, the vesting of which is based on the achievement of performance goals, under the 2025 Equity Plan have no dividend equivalent rights associated with them.

●

No Liberal Change in Control Definition.  The change in control definition in the 2025 Equity Plan is not a “liberal” definition and, for example, would not be activated merely upon stockholder approval of a transaction or, necessarily, upon the consummation of such a transaction. A change in control must actually occur in order for the change in control provisions in the 2025 Equity Plan to be triggered and, in such an event, the Board and the Compensation Committee have the discretion to determine whether outstanding awards continue on substantially similar terms or are terminated in exchange for payment of an amount equal to the consideration payable in such transaction.

●	No Tax Gross-Ups. The 2025 Equity Plan does not provide for any tax gross-ups.
●	Material Amendments Require Stockholder Approval. The 2025 Equity Plan requires stockholder approval of material revisions to the 2025 Equity Plan, including the Plan Amendment.
●

Administration by Independent Committee.  The 2025 Equity Plan will be administered by the Compensation Committee.  All members of the committee administering the 2025 Equity Plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” under the Listing Rules of Nasdaq (or other applicable exchange or market on which our common stock may be traded or quoted) and any applicable rules and regulations of the SEC.

●

Awards Subject to Forfeiture/Clawback.  The 2025 Equity Plan contains a forfeiture or “clawback” provision, which, provides that the Company may recover from a participant any compensation received from any incentive award (whether or not settled) or cause a participant to forfeit any incentive award (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.

Background for Shares Authorized for Issuance Under the 2025 Equity Plan and the Plan Amendment

The maximum number of shares of our common stock available for issuance under the 2025 Equity Plan is currently 800,000. If the Plan Amendment is approved by our stockholders, the maximum number of shares of our common stock available for issuance under the 2025 Equity Plan would be 2,800,000, an increase of 2,000,000.

In setting the number of shares of common stock originally authorized for issuance under the 2025 Equity Plan and the proposed increased thereto pursuant to the Plan Amendment, we considered a number of factors, which are discussed further below, including:

●

Total outstanding equity awards, shares to be authorized for issuance under the 2025 Equity Plan and how long the shares proposed to be authorized for issuance under the 2025 Equity Plan are expected to last, in each case, as amended by the Plan Amendment;

●

Historical equity award granting practices, including our three-year average burn rate, and our anticipated equity award granting practices, including the impact of potential future hiring and fundraising activities thereon; and

●	Potential dilution.

Total Outstanding Equity Awards and Shares Available under the 2025 Equity Plan.  While the use of long-term incentives, in the form of equity awards is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. In setting the number of shares authorized for issuance under the 2025 Equity Plan and the proposed increase thereto pursuant to the Plan Amendment, we considered total outstanding equity awards, shares currently and to be available under the 2025 Equity Plan, and how long the shares available under the 2025 Equity Plan are expected to last, both with and without the Plan Amendment.  Under the heading “—Securities Authorized for Issuance under Equity Compensation Plans” on page 44, as required by SEC rules, we provide information about shares of our common stock that may be issued under outstanding equity compensation arrangements as of December 31, 2025.  To facilitate the approval of the Plan Amendment, set forth below is certain additional information as of the Record Date, April 17, 2026.

As of the Record Date, we had 9,258,719 shares of common stock issued and outstanding.  The market value of one share of our common stock on the Record Date, as determined by reference to the closing price of our common stock, as reported on The Nasdaq Capital Market, was $3.98.

As of the Record Date:

●	435,900 shares of our common stock were available for future grants under the 2025 Equity Plan.

●

1,285,806 shares of our common stock were issuable upon the exercise of outstanding stock options (vested and unvested) with a weighted average exercise price of $10.19 per share. These stock options consist of non-plan options granted outside any formal plan, as well as awards granted under our 2025 Equity Plan, 2018 Equity Plan, and 2015 Equity Plan.

●	No shares underlying full value awards (such as restricted stock, RSUs and performance share awards) were outstanding.

If the Plan Amendment is approved by our stockholders, we intend to grant any future stock options and other equity awards primarily under the 2025 Equity Plan.

Historical and Anticipated Equity Award Granting Practices.  In setting the number of shares authorized for issuance under the 2025 Equity Plan, as amended by the Plan Amendment, we considered the historical number of equity awards granted in the past three full fiscal years and our anticipated equity award granting practices.  The following table sets forth information regarding all equity awards granted and the annual burn rate for each of the last three fiscal years.  The amounts in the following table are not necessarily indicative of awards that might be awarded under the 2025 Equity Plan in the future, in particular if our headcount increases in connection with our planned Phase 3 clinical trial as anticipated.

	2025	2024	2023
Stock options granted	466,600	310,996	198,600
Full-value awards or shares granted or earned	0	0	0
Basic common shares outstanding as of fiscal year end	9,252,719	8,702,719	5,674,520
Burn rate	5.04%	3.57%	3.50%

Potential Dilution.  In setting the number of shares authorized for issuance under the 2025 Equity Plan, as amended by the Plan Amendment, we also considered the potential dilution that would result by approval of the Plan Amendment, including the policies of certain institutional investors and major proxy advisory firms.

Potential dilution is calculated as shown below:

Potential dilution = Total shares available under the 2025 Equity Plan plus shares subject to outstanding awards (“Total Award Shares”) divided by total number of outstanding shares plus Total Award Shares

As of the Record Date, our potential dilution was 15.7 percent. If the Plan Amendment is approved, our potential dilution will be 28.6 percent.

Summary of the 2025 Equity Plan

A summary description of the material features of the 2025 Equity Plan is outlined below. Except as set forth below under, “—Shares Available for Issuance,” if the Plan Amendment is approved by our stockholders, all current provisions of the 2025 Equity Plan will remain unmodified and in full force and effect.

The summary is qualified in its entirety by reference to the full text of the 2025 Equity Plan and the Plan Amendment.  Copies of the Plan Amendment and the 2025 Equity Plan are attached to this Proxy Statement as Appendices A and B, respectively.

Purpose. The purpose of the 2025 Equity Plan is to advance the interests of our Company and stockholders by enabling us to attract and retain qualified individuals to perform services for us, by providing incentive compensation for such individuals that is linked to the growth and profitability of our Company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in our Company.  Providing stock incentive awards under the 2025 Equity Plan will be an important element in our overall success.  In general, the Board believes that equity-based incentives align the interests of our management and employees with those of our stockholders.  In addition, providing incentive awards under the 2025 Equity Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes is necessary for the achievement of our goals.  Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options, is particularly important in attracting and retaining qualified candidates.

Eligibility.  All employees (including officers and directors who also are employees), non-employee directors, consultants, advisors and independent contractors of the Company, or any subsidiary, will be eligible to receive incentive awards under the 2025 Equity Plan.

Shares Available for Issuance.  The maximum number of shares of our common stock available for issuance under the 2025 Equity Plan is currently 800,000. If the Plan Amendment is approved by our stockholders, the maximum number of shares of our common stock available for issuance under the 2025 Equity Plan would be 2,800,000, an increase of 2,000,000 shares.

The number of shares available for issuance under the 2025 Equity Plan is subject to increase to the extent that we issue shares or incentive awards under the 2025 Equity Plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction.  However, any available shares in an assumed plan may only be utilized to the extent permitted under the Listing Rules of Nasdaq (or other applicable exchange or market on which our common stock may be traded or quoted).

Share Counting.  Shares of our common stock that are issued under the 2025 Equity Plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available.  All shares so subtracted from the amount available under the 2025 Equity Plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of our common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of our common stock will automatically again become available for issuance under the 2025 Equity Plan.  However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, and shares withheld by us to satisfy any tax withholding obligations will not again become available for issuance under the 2025 Equity Plan.  Any shares of our common stock repurchased by us on the open market using the proceeds from the exercise of an award under the 2025 Equity Plan will not increase the number of shares available for future grants of awards under the 2025 Equity Plan.  Any shares of our common stock that are subject to an incentive award under the 2025 Equity Plan that terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged to the extent permitted under the 2025 Equity Plan, prior to the issuance of shares, will be available again for grant under the 2025 Equity Plan.  The shares of our common stock available for issuance under the 2025 Equity Plan may be authorized and unissued shares or treasury shares.

Grant Limits.  Under the terms of the 2025 Equity Plan, no participant may be granted incentive awards covering more than 400,000 shares of common stock in any one calendar year.

All of the share limitations in the 2025 Equity Plan may be adjusted to reflect changes in our corporate structure or shares, as described below.

Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in our corporate structure or shares, we must adjust:

●	the number and kind of securities available for issuance under the 2025 Equity Plan; and

●	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration.  The 2025 Equity Plan will be administered by the Board or by a committee of the Board.  Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and who are “independent directors” within the meaning of the Listing Rules of Nasdaq (or other applicable exchange or market on which our common stock may be traded or quoted).  We expect the Compensation Committee of the Board to administer the 2025 Equity Plan.  The Board or the committee administering the 2025 Equity Plan is referred to as the “committee.”  The committee may delegate its duties, power and authority under the 2025 Equity Plan to any of our officers to the extent consistent with applicable corporate law, except with respect to participants subject to Section 16 of the Exchange Act.

The committee has the authority to determine all provisions of incentive awards consistent with terms of the 2025 Equity Plan, including, the eligible recipients who will be granted one or more incentive awards under the 2025 Equity Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject.  The committee may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the 2025 Equity Plan and any participant whose rights under a previously granted incentive award are adversely affected by such amendment or modification has consented to the amendment or modification.

The committee, in its sole discretion, may amend the terms of the 2025 Equity Plan or incentive awards with respect to participants resident outside of the U.S. or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect our or subsidiary’s interests, or to meet objectives of the 2025 Equity Plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws.  This authority does not, however, permit the committee to take any action:

●	to reserve shares or grant incentive awards in excess of the limitations provided in the 2025 Equity Plan;

●	to effect any re-pricing of options, as discussed below;

●	to grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of our common stock on the date of grant; or

●

for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of Nasdaq (or other applicable exchange or market on which our common stock may be traded or quoted).

Except in connection with certain specified changes in our corporate structure or shares, the committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by:

●	amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

●	canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or

●	repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the 2025 Equity Plan.

For purposes of the 2025 Equity Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

Types of Awards.  Stock options (including both incentive stock options and non-statutory stock options), stock appreciation rights, RSUs, performance awards or units, stock bonuses and other stock-based awards may be granted under the 2025 Equity Plan. Incentive awards may be granted either alone or in addition to or in tandem with any other type of incentive award.

Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the award agreement.  The 2025 Equity Plan permits the grant of both incentive stock options and non-statutory stock options. Each stock option granted under the 2025 Equity Plan must be evidenced by an award agreement or statement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions.  The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant (or 110 percent of the fair market value of one share of our common stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company).  However, in the event options are granted as a result of our assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction.

The total purchase price of the shares to be purchased upon exercise of an option will be paid (1) in cash, (2) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option; or (3) by using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by us for a certain period or that performance objectives are satisfied.  An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive stock option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of our Company).

Stock Appreciation Rights.  A stock appreciation right is the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of our common stock and a specified exercise price of such shares.  Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the 2025 Equity Plan, as may be determined by the committee.  The committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, our common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

Restricted Stock Awards and Restricted Stock Units.  A restricted stock award or a RSU award is an award of our common stock that vests at such times and in such installments as may be determined by the committee and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture.  The committee may impose such restrictions or conditions to the vesting of restricted stock awards and RSUs as it deems appropriate, including that the participant remain continuously employed by us for a certain period or that the participant or us (or any subsidiary, division or other subunit of our Company) satisfy specified performance objectives.  To enforce the restrictions, the committee may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.

Any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of our common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  Additionally, unless the 2025 Equity Plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of our common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of our unrestricted common stock.

Performance Awards or Units.  A participant may be granted one or more performance awards or units under the 2025 Equity Plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the 2025 Equity Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Stock Bonuses.  A participant may be granted one or more stock bonuses under the 2025 Equity Plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the 2025 Equity Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of the 2025 Equity Plan, the committee may grant other stock-based awards not otherwise described by the terms of the 2025 Equity Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions as the committee will determine.  Such incentive awards may involve the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include incentive awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the U.S.

Change in Control.  In the event of a Corporate Transaction (as defined in the 2025 Equity Plan), the Board, the Compensation Committee, or the Successor Board (as defined in the 2025 Equity Plan), may, as to outstanding options issued under the 2025 Equity Plan, take any of the following actions (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the participants, provide that such options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Board or the Compensation Committee, any such options being made partially or fully exercisable for purposes of this clause within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Board or the Compensation Committee, any such options being made partially or fully exercisable for purposes of this clause) less the aggregate exercise price thereof. With respect to outstanding incentive awards other than options, the Board or the Compensation Committee or the Successor Board, shall make appropriate provision for the continuation of such incentive awards on the same terms and conditions by substituting on an equitable basis for the shares then subject to such incentive awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Board or the Compensation Committee may provide that, each outstanding incentive award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such incentive award.

Notwithstanding the foregoing, however, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless payment was specified in the incentive award agreement at the time of grant and the event or circumstances constituting the change in control also constitute a “change in the ownership” of our Company, a “change in the effective control” of our Company or a “change in the ownership of a substantial portion of the assets” of our Company, in each case as determined under Section 409A of the Code. In taking any of the actions described above, the Board or the Compensation Committee will not be obligated by the 2025 Equity Plan to treat all incentive awards held by a participant, or all incentive awards of the same type, identically.

Effect of Termination of Employment or Other Services.  If a participant ceases to be employed by, or perform other services for, us, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the committee in its discretion as set forth below.  Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards, all outstanding stock unit awards or RSUs, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited; provided, however, that with respect to any such incentive awards the vesting of which is based on the achievement of specified performance objectives, if a participant’s employment or other service with the Company or any subsidiary, as the case may be, is terminated by reason of death or disability prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares of common stock to be delivered or payment made with respect to the participant’s incentive award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.

Upon termination for a reason, other than death, disability or retirement, which is not also for “cause” (as defined in the 2025 Equity Plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right).  Also, upon such termination all options and stock appreciation rights that are not exercisable; all unvested restricted stock awards; and all outstanding stock unit awards or RSUs, performance awards, stock bonuses and other stock-based awards then held by the participant will be terminated and forfeited.

If a participant is determined by the committee, acting in its sole discretion, to have committed any action which would constitute “cause” or “adverse action” (both as defined in the 2025 Equity Plan), regardless of whether such action or the committee’s determination occurs before or after the termination of the participant’s employment, all rights of the participant under the 2025 Equity Plan and any outstanding award agreements shall terminate and be forfeited.  Additionally, the committee acting in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, any incentive awards of the participant that were exercised, vested, settled or issued, or as to which such payment was made, and to require the participant to pay to us, within 10 days of receipt from us of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of common stock subject to any incentive award).

The committee at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, RSUs, performance awards, stock bonuses or other stock-based awards then held by such participant to terminate, vest, settle or become free of restrictions and conditions to payment, as the case may be.

Dividend Equivalent Rights.  Any participant selected by the committee may be granted dividend equivalents based on the dividends declared on shares of our common stock that are subject to any incentive award, to be credited as of dividend payment dates, during the period between the grant date of the incentive award and the date the incentive award is exercised, vests, is settled or expires, as determined by the committee.  However, dividends or dividend equivalents will be paid out with respect to any incentive award only to the extent that the shares of common stock subject to the incentive award vest.

Term; Termination; Amendments.  Unless terminated earlier, the 2025 Equity Plan will terminate at midnight on the day before the 10th anniversary of the earlier of the date of the 2025 Equity Plan’s adoption by the Board and the date of its approval by the stockholders.  The Board may suspend or terminate the 2025 Equity Plan or any portion of the 2025 Equity Plan at any time. In addition to the committee’s authority to amend the 2025 Equity Plan with respect to participants resident outside of the U.S. or employed by a non-U.S. subsidiary, the Board may amend the 2025 Equity Plan from time to time in order that incentive awards under the 2025 Equity Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests; provided, however, that no amendments to the 2025 Equity Plan will be effective without stockholder approval, if it is required under Section 422 of the Code or the Listing Rules of Nasdaq (or other applicable exchange or market on which our common stock may be traded or quoted).  Termination, suspension or amendment of the 2025 Equity Plan will not adversely affect the rights of a participant under a previously granted incentive award without the consent of the affected participant, except for adjustments in the event of changes in our capitalization or a “change in control” of our Company.

Transferability.  In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.  However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the 2025 Equity Plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary.  Additionally, upon a participant’s request, the committee may permit a participant to transfer all or a portion of an incentive award, other than for value, to certain of the participant’s family members or related family trusts, foundations or partnerships.  Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Material U.S. Federal Income Tax Consequences

The discussion below is a summary of the U.S. federal income tax consequences that may result in connection with participant’s participation in the 2025 Equity Plan and is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect.  The description does not include foreign, state or local income tax consequences.  In addition, the description is not intended to address specific tax consequences applicable to an insider (directors, executive officers or greater than 10 percent stockholders of our Company).

Incentive Stock Options.  In general, an eligible employee will not recognize federal taxable income upon the grant or the exercise of an incentive stock option, and we will not be entitled to an income tax deduction upon the grant or the exercise of an incentive stock option.  For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income.  If the eligible employee does not dispose of the common stock received pursuant to the exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock option, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price of the option.  We will not be entitled to any income tax deduction as a result of such disposition.

If the eligible employee disposes of the common stock acquired upon exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock options, then in the year of such disposition, generally the eligible employee will recognize ordinary income, and we will be entitled to an income tax deduction in an amount equal to the lesser of: (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price; or (2) the amount realized upon disposition over the exercise price.  Any gain in excess of such amount recognized by the eligible employee as ordinary income will be taxed to the eligible employee as short-term or long-term capital gain (depending on the period of time the eligible employee held the common stock).

Non-Statutory Stock Options.  An eligible employee, non-employee director, or consultant will not recognize any federal taxable income upon the grant of a non-statutory stock option, and we will not be entitled to an income tax deduction at the time of such grant.  Upon the exercise of a non-statutory stock option, generally the eligible employee, non-employee director or consultant will recognize ordinary income and we will be entitled to take an income tax deduction in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  Upon a subsequent sale of the common stock by the eligible employee, non-employee director or consultant, he or she will recognize short-term or long-term capital gain or loss (depending on the period of time the eligible employee held the common stock).

Stock Appreciation Rights.  An eligible employee, non-employee director or consultant will not recognize any federal taxable income upon the grant of a stock appreciation right, and we will not be entitled to an income tax deduction at the time of such grant. An eligible employee, non-employee director or consultant will recognize ordinary income for federal income tax purposes upon the exercise of a stock appreciation right under the 2025 Equity Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee, non-employee director or consultant will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that he or she receives as a result of such exercise.  We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee, non-employee director or consultant in the same taxable year in which the eligible employee, non-employee director or consultant recognizes such income.

Restricted Stock Awards.  An eligible employee, non-employee director or consultant is not subject to any federal income tax when an award of restricted stock is made, nor are we entitled to an income tax deduction at such time, unless the restrictions on the common stock do not present a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Code.  In the year that the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable, generally the eligible employee, non-employee director or consultant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee, non-employee director or consultant, generally determined on the date the restricted stock is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares and we will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee, non-employee director or consultant in the same taxable year in which the eligible employee, non-employee director or consultant recognizes such income.

Restricted Stock Unit Awards, Performance Awards and Stock Bonuses.  Neither the participant nor our Company incurs any federal income tax consequences as a result of the grant of a RSU award, performance award or stock bonus award.  Upon payment of a RSU award, performance award or stock bonus in cash, the participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received.  Generally, in each case, we will receive a corresponding tax deduction, when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by us, pursuant to applicable information reporting requirements.  At the time of a subsequent sale or disposition of any shares of our common stock issued in connection with a RSU award, performance award or stock bonus award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments.  Parachute payments are payments to employees or independent contractors who also are officers, stockholders or highly compensated individuals that are contingent upon a change in ownership or control of our Company.  In certain circumstances the grant, vesting, acceleration or exercise of options or other incentive awards could be treated as contingent on a change in ownership or control for purposes of determining the amount of a parachute payment.  In general, the amount of a parachute payment would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property.  All or a portion of that parachute payment may be considered an excess parachute payment.  If an individual were found to have received an excess parachute payment, he or she would be subject to a special 20 percent excise tax on the amount of the excess parachute payments, and we would not be allowed to claim any deduction with respect to such payments.

Under the terms of the 2025 Equity Plan, unless otherwise provided in a separate agreement between a participant and us, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from us, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.  Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  If such provisions are applicable and if an employee will be subject to a 20 percent excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits to Named Executive Officers and Others

We cannot at this time determine the amount of awards that we will make in the future to our current executive officers, our non-executive directors or our other employees under the 2025 Equity Plan. For the awards received by our NEOs in 2025, 2024 and 2023, please see the Summary Compensation Table and the related footnotes. For the awards received by our directors in 2025, please see “Director Compensation” above.

Securities Authorized for Issuance Under Equity Compensation Plans

A table and notes providing information about shares of our common stock that may be issued under all of our equity compensation plans as of December 31, 2025, is included on page 34 of this Proxy Statement.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for the adoption of the Plan Amendment.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF AMENDMENT NO. 1 TO THE CERVOMED INC. 2025 EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee is charged with the responsibility of reviewing and approving or ratifying all related person transactions in accordance with the Listing Rules of The Nasdaq Capital Market and other applicable law, rules and regulations and any related policies and procedures adopted by or on behalf of the Company and then in effect.

Since January 1, 2025, there have been no transactions to which we have been a party in which (i) the amount involved in the transaction is the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest, except as set forth below:

Executive and Director Compensation

The employment agreements and other compensation arrangements between the Company, on the one hand, and each of our executive officers and directors, on the other hand, are described above under the headings, “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation, as amended, states that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of our executive officers and directors who serve as officers and directors of the Company.

OTHER MATTERS

Stockholder Proposals for 2027 Annual Meeting and Director Nominations

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2027 must submit the proposal so that the Corporate Secretary of the Company receives it no later than 120 days prior to the one-year anniversary of the date of this Proxy Statement, or December 31, 2026. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. Subject to certain exceptions described in our Bylaws, a stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the Corporate Secretary of the Company receives it no later than the date which is 90 days prior to the one year anniversary of this Proxy Statement, or January 30, 2027, and no earlier than the date which is 120 days prior to the one year anniversary of this Proxy Statement, or December 31, 2026. Our Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our Annual Report (without exhibits) for the year ended December 31, 2025. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent via e-mail to proxy@cervomed.com or via mail to Computershare, P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: CervoMed Inc. – Legal Proxy.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to stockholders may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon request via e-mail to proxy@cervomed.com or via mail to Computershare, P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: CervoMed Inc. – Legal Proxy. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the provided address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies from our stockholders by personal interview, telephone, telegram, e-mail or other electronic means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card or by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials. You may still join the Annual Meeting and vote online, even if you have already voted by proxy.

By Order of the Board of Directors /s/ John Alam, MD John Alam, MD President and Chief Executive Officer

April 30, 2026
Boston, Massachusetts

CERVOMED VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/CRVO or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CRVO

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting of Stockholders Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Company's Board of Directors recommends a vote FOR all eight nominees and FOR Proposals 2, 3, and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John Alam, MD	☐	☐	02 - Joshua Boger, PhD	☐	☐	03 - Sylvie Grégoire, PharmD	☐	☐
04 - Jane Hollingsworth, JD	☐	☐	05 - Jeffrey V. Poulton	☐	☐	06 - David Quigley	☐	☐
07 - Marwan Sabbagh, MD	☐	☐	08 - Frank Zavrl	☐	☐			

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

83BV 688353

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2026 Annual Meeting of Stockholders of CervoMed Inc.

The 2026 Annual Meeting of Stockholders of CervoMed Inc. will be held on June 8, 2026, at 9:00 a.m. Eastern Time virtually via the Internet at meetnow.global/MHSP5GH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2026 Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/CRVO

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CRVO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

CervoMed Inc.

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Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 8, 2026

John Alam, MD, Matthew Winton, PhD and William Elder, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the signatory hereof, with all the powers which such signatory would possess if personally present, at the Annual Meeting of Stockholders of CervoMed Inc. to be held on June 8, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the Board of Directors' nominees in Proposal 1, FOR Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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APPENDIX A

AMENDMENT NO. 1 TO CERVOMED 2025 EQUITY INCENTIVE PLAN

AMENDMENT NO. 1

TO THE CERVOMED INC.

2025 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1 TO THE CERVOMED INC. 2025 EQUITY INCENTIVE PLAN (this “Amendment”) is made as of _______  __, 2026.

Pursuant to Section 19 of the CervoMed Inc. 2025 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

1.     Effective upon the approval of the holders of at least a majority of the outstanding shares of stock of CervoMed Inc. (the “Company”) entitled to vote at the Company’s 2026 Annual Meeting of Stockholders, Section 4.1 of the Plan is hereby deleted and replaced in its entirety by the following:

“4.1     Maximum Number of Shares Available.  Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

(a)     2,800,000 (the “Base Amount”);

(b)     the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(c)     the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

Notwithstanding any other provisions of the Plan to the contrary, (i) no more than 2,800,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) no Participant may be granted Incentive Awards covering more than 400,000 shares of Common Stock during any one calendar year.  All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan.  Incentive Stock Options issued as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to applicable provisions of the Code will not count towards the limit in clause (i). Incentive Awards issued as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity will not count towards the limit in clause (ii).

The maximum aggregate grant date fair value (determined in accordance with ASC 718) of Incentive Awards to be granted and other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins the Board.”

Except as specifically provided in and modified by this Amendment, all of the terms and conditions of the Plan are hereby ratified and confirmed, and all references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized officers this __ day of _______, 2026.

CERVOMED

Name:
Title:

A-1

APPENDIX B

CERVOMED 2025 EQUITY INCENTIVE PLAN

CERVOMED INC.

2025 EQUITY INCENTIVE PLAN

1. Purpose of Plan.

The purpose of the CervoMed Inc. 2025 Equity Incentive Plan (the “Plan”) is to advance the interests of CervoMed Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value, and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires.  Terms defined elsewhere in the Plan will have the same meaning throughout the Plan.

2.1       “Adverse Action” means any action by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including:  (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2       “Board” means the Board of Directors of the Company.

2.3       “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant, or if no such agreement or policy exists, will mean (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, consulting, confidentiality, assignment of inventions, non-compete or non-solicitation agreement or similar agreement entered into with the Company or any Subsidiary or any material written policy of the Company or any Subsidiary.

2.5       “Change in Control” means an event described in Section 15.1 of the Plan; provided, however, that if any payment or benefit payable hereunder upon or following a Change in Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

2.6       “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Code.

2.7       “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.8       “Common Stock” means the common stock of the Company, par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.9       “Company” means CervoMed Inc., a Delaware corporation, and any successor thereto as provided in Section 21.7 of the Plan.

2.10     “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that:  (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11     “Director” means a member of the Board.

2.12     “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, that if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code.

2.13     “Effective Date” means June 23, 2025 or such later date as the Plan is initially approved by the Company’s stockholders.

2.14     “Eligible Recipients” means (a) for the purposes of granting Incentive Stock Options, all Employees and (b) for the purposes of granting Non-Statutory Stock Options and other Incentive Awards, means all Employees, Directors and Consultants.

2.15     “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof.  An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period.  An individual will not cease to be an Employee in the case of:  (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then six  (6) months following the commencement of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a section of the Exchange Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.17     “Fair Market Value” means, with respect to the Common Stock, as of any date:  (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by The NASDAQ Stock Market, The New York Stock Exchange, NYSE MKT LLC or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by OTC Bulletin Board or the OTC Markets Group Inc. or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code and in conformity with generally accepted accounting principles in the United States.  If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs and other successors-in-interest.  No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.18     “Full Value Award” means an Incentive Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.

2.19     “Grant Date” means the date an Incentive Award is granted to a Participant pursuant to the Plan and as determined pursuant to Section 5 of the Plan.

2.20     “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Stock Bonus or Other Stock-Based Award granted to an Eligible Recipient pursuant to the Plan.

2.21     “Incentive Award Agreement” means either:  (a) a written or electronic (as provided in Section 21.10) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Incentive Award granted under the Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 21.10) statement issued by the Company to a Participant describing the terms and provisions of such an Incentive Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, internet or other non-paper Incentive Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.22     “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Employee pursuant to Section 6 of the Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.23     “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.24     “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.25     “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of the Plan, granted pursuant to Section 11 of the Plan.

2.26     “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.27     “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of specified performance objectives during a specified period.  A Performance Award is also commonly referred to as a “performance unit” or “performance share.”

2.28     “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Incentive Award.

2.29     “Restricted Stock Award” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.30     “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon the achievement of specified performance objectives or that the Participant remain in the continuous employment or service with the Company for a certain period or other conditions.

2.31     “Retirement” means unless otherwise defined in the Incentive Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means “Retirement” as defined from time to time for purposes of the Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce and completion of at least ten (10) years of continuous service with the Company or a Subsidiary.

2.32     “Securities Act” means the Securities Act of 1933, as amended.  Any reference to a section of the Securities Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.33     “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.34     “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

2.35     “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.36     “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3. Plan Administration.

3.1     The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent directors” as required by the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).  Such a committee, if established, will act by majority approval of the members (but may also take action by the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.

3.2     Authority of the Committee.  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including the following:  (a) the Eligible Recipients to be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of Incentive Award Agreement; (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority to:  (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Incentive Award granted under, the Plan; (ii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee may deem necessary or desirable for the administration of the Plan.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.  The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.3     Delegation.  Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.  Without limiting the generality of the foregoing and to the extent consistent with the applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may, by resolution, authorize one or more Directors or one or more officers of the Company to do one or both of the following on the same basis as can the Committee:  (a) designate Eligible Recipients to be recipients of Incentive Awards pursuant to the Plan; and (b) determine the size of any such Incentive Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such Director(s) or officer(s) for any Incentive Awards granted to an Eligible Recipient who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Incentive Awards and total number of each type of Incentive Awards such Director(s) or officer(s) may grant; and (z) such Director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Incentive Awards granted pursuant to the authority delegated.

3.4     No Re-Pricing.  Notwithstanding any other provision of the Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by:  (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price; or (iii) other Incentive Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under the Plan.  For purposes of this Section 3.4, Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

3.5     Participants Based Outside the United States.  In addition to the authority of the Committee under Section 3.2 of the Plan and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee will have no authority, however, to take action pursuant to this Section 3.5 of the Plan:  (a) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1 of the Plan; (b) to effect any re-pricing in violation of Section 3.4 of the Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or 7.3 of the Plan, as the case may be; or (d) for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

4. Shares Available for Issuance.

4.1     Maximum Number of Shares Available.  Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

(a)     800,000 (the “Base Amount”);

(b)     the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

(c)     the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of The NASDAQ Stock Market (or other applicable exchange or market on which the Company’s Common Stock may be traded or quoted).

The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

Notwithstanding any other provisions of the Plan to the contrary, (i) no more than 800,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) no Participant may be granted Incentive Awards covering more than 400,000 shares of Common Stock during any one calendar year.  All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan.  Incentive Stock Options issued as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to applicable provisions of the Code will not count towards the limit in clause (i). Incentive Awards issued as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity will not count towards the limit in clause (ii).

The maximum aggregate grant date fair value (determined in accordance with ASC 718) of Incentive Awards to be granted and other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins the Board.

4.2     Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.  Any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under the Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under the Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 of the Plan or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 of the Plan will be counted against the shares of Common Stock authorized for issuance under the Plan and will not be available again for grant under the Plan.  Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards.  Any shares of Common Stock related to Incentive Awards under the Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, or are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Incentive Awards not involving shares, will be available again for grant under the Plan.

4.3     Adjustments to Shares and Incentive Awards.

(a)     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan, including the sub-limits set forth in Section 4.1 of the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Incentive Awards.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under the Plan.

(b)     Notwithstanding anything else in the Plan to the contrary, without affecting the number of shares of Common Stock reserved or available under the Plan, including the sub-limits in Section 4.1 of the Plan, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.

5. Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Incentive Award Agreement with the Participant.

6. Options.

6.1     Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  An Option will be an Incentive Stock Option only if the Eligible Recipient receiving the Option is an Employee of the Company or a Subsidiary in accordance with Section 422 of the Code.  To the extent that any Incentive Stock Option (or portion thereof) granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.  Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2     Incentive Award Agreement. Each Option grant will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan. The Incentive Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Options.

6.3     Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of Options issued by any acquired, merged or consolidated entity, the exercise price for such Options will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

6.4     Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more specified performance objectives; and/or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercised after ten (10) years from the Grant Date (five years from the Grant Date in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.5     Payment of Exercise Price.

(a)     The total purchase price of the shares of Common Stock to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, (i) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) by any other method approved or accepted by the Committee in its sole discretion.

(b)     In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14.1 of the Plan.

(c)     For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6     Manner of Exercise.  An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Committee, which may include electronic notice), together with provision for payment of the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan, and upon compliance with any other condition(s) set forth in the Incentive Award Agreement.  Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Committee), shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Incentive Award Agreement.

7. Stock Appreciation Rights.

7.1     Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, shares of Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.  Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

7.2     Incentive Award Agreement.  Each Stock Appreciation Right will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

7.3     Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its sole discretion, at the Grant Date; provided, however, that such price may not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date.  Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

7.4     Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date.

7.5     Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6. 6 of the Plan, subject to any other terms and conditions consistent with the other provisions of the Plan as may be determined by the Committee in its sole discretion.

7.6     Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)     The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share exercise price; by

(b)     The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7     Form of Payment. Payment if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of the Plan will be made in accordance with the terms of the applicable Incentive Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines in its sole discretion.

8. Restricted Stock Awards and Restricted Stock Units.

8.1     Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.

8.2     Incentive Award Agreement. Each Restricted Stock Award or Restricted Stock Unit will be evidenced by an Incentive Award Agreement that will specify the type of Incentive Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

8.3     Vesting Requirements and Restrictions. The Committee will impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including (a) the achievement of one or more specified performance objectives; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period. If any vesting requirements of a Restricted Stock Award or Restricted Stock Unit are not satisfied, the Restricted Stock Award or Restricted Stock Unit will be forfeited and the shares of Common Stock subject to the Restricted Stock Award will be returned to the Company and no shares of Common Stock or other consideration will be issued with respect to the forfeited Restricted Stock Unit. If the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in the Incentive Award Agreement evidencing the Restricted Stock Award, the Company will refund to the Participant the lesser of (x) such purchase price and (y) the Fair Market Value of such shares on the date of forfeiture. Notwithstanding the foregoing, Restricted Stock Awards may in the sole discretion of the Committee be granted without any restrictions or conditions.

8.4     Rights as a Shareholder.  Except as provided in Sections 8.1, 8.5 and 8.6 of the Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock.  A Participant will have no voting, dividend, liquidation and other rights with respect to any shares of Common Stock underlying any Restricted Stock Units granted hereunder unless and until the shares of Common Stock are issued under the terms thereof and the Participant becomes the holder of record of such shares.

8.5     Dividends and Distributions.

(a)     Dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(b)     Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Unit at the time of grant or at any time after the grant of the Restricted Sock Unit), any Restricted Stock Unit shall carry with it a right to “dividend equivalents” (as defined in Section 12 of the Plan).

8.6     Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or book-entry notation representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep any stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.  Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7     Lapse of Restrictions; Settlement.  Except as otherwise provided in this Section 8, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).  Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8     Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Incentive Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9. Performance Awards.

9.1     Grant. An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more specified performance objectives.

9.2     Incentive Award Agreement. Each Performance Award will be evidenced by an Incentive Award Agreement that will specify the amount of cash, shares of Common Stock or combination of both to be received by the Participant upon payout of the Performance Award, any performance objectives upon which the Performance Award is subject, any performance period during which any such performance objectives must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of the Plan.

9.3     Vesting. The Committee may impose such restrictions or conditions, not inconsistent the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more specified performance objectives.

9.4     Form and Timing of Performance Award Payment. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Incentive Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable performance period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable performance objectives have been achieved and not later than the March 15th immediately following the end of the performance period, or earlier than the January 1st preceding such March 15, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Incentive Award Agreement pertaining to the grant of the award. Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company with the provisions of the Plan, to or a Subsidiary for a certain period.

10. Stock Bonuses.

An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more specified performance objectives.

11. Other Stock-Based Awards.

11.1     Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine.  Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2     Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee.  The Committee may establish performance objectives in its sole discretion for any Other Stock-Based Award.  If the Committee exercises its discretion to establish performance objectives for any such Incentive Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the specified performance objectives are met.

11.3     Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award and in cash or shares of Common Stock, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.

12. Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the Grant Date of the Incentive Award and the date the Incentive Award is exercised, vests, is settled or expires, as determined by the Committee.  Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.  Notwithstanding the foregoing, dividends or dividend equivalents will be paid out with respect to any Incentive Award only to the extent that the shares of Common Stock subject to the Incentive Award vest.

13. Effect of Termination of Employment or Other Service.

13.1     Termination Due to Death, Disability or Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 13.3, 13.4, 13.5 and 13.6 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a)     All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

(b)     All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)     All outstanding but unpaid Restricted Stock Units, Performance Awards, Stock Bonuses and Other Stock-Based Awards then held by the Participant will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of specified performance objectives, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the performance period of such Incentive Award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.  The Committee will consider the provisions of Sections 13.6 and 13.7 of the Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.

13.2     Termination for Reasons Other than Death, Disability or Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 13.3, 13.4, 13.5 and 13.6 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or a Participant is in the employment or service with a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employment or service with the Company or another Subsidiary):

(a)     All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b)     All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)     All outstanding but unpaid Restricted Stock Unit, Performance Awards, Stock Bonuses and Other Stock-Based Awards then held by the Participant will be terminated and forfeited.

13.3     Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination), except as provided below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Bonuses or Other Stock-Based Awards then held by such Participant to terminate, vest, settle or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date and any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 4.3, 13.5, 13.6 and 15 of the Plan).

13.4     Determination of Termination of Employment or Other Service.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement:

(a)     The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)     The change in a Participant’s status from that of a Consultant to that of an Employee will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee, in which event such Participant will be governed by the provisions of the Plan relating to termination of employment or service (subject to paragraph (a) above).

(c)     Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)     Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

13.5     Effect of Actions Constituting Cause or Adverse Action.  Notwithstanding anything in the Plan to the contrary and in addition to the other rights of the Committee under this Section 13, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under the Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested, settled or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Incentive Award).  The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action.  The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.  Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 13.5 will not apply to any Participant following a Change in Control.

13.6     Clawback/Forfeiture of Incentive Awards.  Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Incentive Award (whether or not settled) or cause a Participant to forfeit any Incentive Award (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.

14. Payment of Withholding Taxes.

14.1     General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, an amount the Company reasonably determines to be the minimum statutory amount necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award; (b) withhold cash paid or payable or shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock or paying any cash amounts, with respect to an Incentive Award.  Shares of Common Stock issued or otherwise issuable to the Participant in connection with an Incentive Award that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation, will be valued at their Fair Market Value on the Tax Date.  When withholding for taxes is effected under the Plan, it will be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

14.2     Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 14.1 of the Plan by withholding shares of Common Stock underlying an Incentive Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, in accordance with a sell-to-cover  program established with a securities brokerage firm and approved by the Committee, or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

15. Change in Control.

15.1     A “Change in Control” will mean the occurrence of any one or more of the following:  (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50.1% or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation or the parent of such entity), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, however, that the following acquisitions shall not constitute a Change in Control for the purposes of this Plan:  (A) any acquisitions of Common Stock or securities convertible, exercisable or exchangeable into Common Stock directly from the Company or (B) any acquisition of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

15.2     Corporate Transactions.  In the event of a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company (or similar transaction) in a single transaction or a series of related transactions by a single entity other than a transaction in which the Company is the surviving corporation (a “Corporate Transaction”), the Board or the Committee, or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), may, as to outstanding Options, take any of the following actions (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Board or the Committee, any such Options being made partially or fully exercisable for purposes of this clause), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Board or the Committee, any such Options being made partially or fully exercisable for purposes of this clause) less the aggregate exercise price thereof.  For purposes of determining the payments to be made pursuant to subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board.  For the avoidance of doubt, if the per share exercise price of an Option or portion thereof is equal to or greater than the Fair Market Value of one share of Common Stock, such Option may be cancelled with no payment due hereunder or otherwise in respect thereof. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger (as determined by the Board or the Committee), the Corporate Transaction will be deemed to have occurred upon consummation of the tender offer.

With respect to outstanding Incentive Awards other than Options, the Board or the Committee or the Successor Board, shall make appropriate provision for the continuation of such Incentive Awards on the same terms and conditions by substituting on an equitable basis for the shares then subject to such Incentive Awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity.  In lieu of the foregoing, in connection with any Corporate Transaction, the Board or the Committee may provide that, each outstanding Incentive Award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Incentive Award (to the extent such Incentive Award no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board or the Committee, all forfeiture and repurchase rights being waived).  For purposes of determining such payments, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board.  For the avoidance of doubt, if the purchase or base price of an Incentive Award or portion thereof is equal to or greater than the Fair Market Value of one share of Common Stock, such Incentive Award may be cancelled with no payment due hereunder or otherwise in respect thereof.

In taking any of the actions permitted under this Section 15.2, the Board or the Committee shall not be obligated by the Plan to treat all Incentive Awards held by a Participant, or all Incentive Awards of the same type, identically.

15.3     Limitation on Change in Control Payments.  Notwithstanding anything in Section 15.2 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 15.2 of the Plan (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 of the Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order:  (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Incentive Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Incentive Awards that are not subject to Section 409A of the Code.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.3 will not apply and any “payments” to a Participant pursuant to Section 15.2 of the Plan will be treated as “payments” arising under such separate agreement.

16. Rights of Eligible Recipients and Participants; Transferability.

16.1     Employment or Service.  Nothing in the Plan or an Incentive Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employment or other service with the Company or any Subsidiary.

16.2     No Rights to Awards.  No Participant or Eligible Individual will have any claim to be granted any Incentive Award under the Plan.

16.3     Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, settled or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.

16.4     Restrictions on Transfer.

(a)     Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, settlement or issuance (in the case of other Incentive Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)     A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)     Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of an Incentive Award, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

16.5     Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17. Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any Incentive Award Agreement entered into pursuant to the Plan, the obligation of the Company to issue any shares of Common Stock under the Plan or settle Incentive Awards in shares of Common Stock or other consideration will be subject to all applicable law, rules and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding the generality of the foregoing and notwithstanding any other provision of the Plan or any Incentive Award Agreement entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company will be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

18. Deferred Compensation; Compliance with Section 409A.

It is intended that all Incentive Awards issued under the Plan be administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code and the Incentive Award Agreements and the Plan will be construed and administered in a manner that is consistent with and give effect to such intent.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 or Section 19 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made except and only to the extent permitted under Section 409A of the Code.  If any amount is payable with respect to an Incentive Award that is subject to Section 409A of the Code as a result of the Participant’s “separation from service” at such time the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.

19. Amendment, Modification and Termination.

19.1     Generally.  Subject to other subsections of this Section 19 and Section 3.4 of the Plan, the Board at any time may suspend or terminate the Plan (or any portion thereof) or terminate any outstanding Incentive Award and the Committee, at any time and from time to time, may amend the Plan or amend or modify the terms of an outstanding Incentive Award and Incentive Award Agreement.  The Committee’s power and authority to amend or modify the terms of an outstanding Incentive Award and Incentive Award Agreement includes the authority to modify the number of shares of Common Stock or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised, settled or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant whose rights under a previously granted Incentive Award are adversely affected by such amended or modified terms has consented to such amendment or modification.

19.2     Adjustment of Performance-Based Awards.  The Committee may amend or modify the vesting criteria (including any performance objectives or performance periods) of any outstanding Incentive Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Section 4.3(a) of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable law, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under the Plan.

19.3     Stockholder Approval.  No amendments to the Plan will be effective without approval of the Company’s stockholders if stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, or the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under the Plan.

19.4     Incentive Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, suspension or amendment of the Plan may adversely affect the rights of a Participant under a previously granted Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3, 13, 15, 18 or 19.5 of the Plan.

19.5     Amendments to Conform to Law.  Notwithstanding any other provision of the Plan to the contrary, the Committee may amend the Plan or an Incentive Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Incentive Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Incentive Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 19.5 to any Incentive Award granted under the Plan without further consideration or action.

20. Effective Date and Duration of the Plan.

The Plan will be effective as of the Effective Date and will terminate at midnight on the day before the date which is ten years from the earlier of the date of its adoption by the Board and the date of its approval by the shareholders and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan but Incentive Awards outstanding upon termination of the Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

21. Miscellaneous.

21.1     Usage.  In the Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used in the Plan also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

21.2     Unfunded Plan.  Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be.  All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established, and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in the Plan.

21.3     Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

21.4     Fractional Shares.  No fractional shares of Common Stock will be issued or delivered under the Plan or any Incentive Award.  The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

21.5     No Representations or Warranties Regarding Tax Effect.  Notwithstanding any provision of the Plan to the contrary, the Company, its Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, provincial, local, foreign or other laws of any Incentive Award granted or amounts paid to any Participant under this Plan, including when and to what extent such Incentive Award or amounts may be subject to tax, penalties and interest.

21.6     Governing Law; Venue.  Except to the extent expressly provided in the Plan, the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.  Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware (including the Court of Chancery) to resolve any and all issues that may arise out of or relate to the Plan or any related Incentive Award Agreement.

21.7     Waiver of Jury Trial. By accepting or being deemed to have accepted an Incentive Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Incentive Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting or being deemed to have accepted an Incentive Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any ward to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Incentive Award hereunder.

21.8     Successors.  All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

21.9     Construction.  Wherever possible, each provision of the Plan and any Incentive Award Agreement evidencing an Incentive Award granted under the Plan will be interpreted so that it is valid under the applicable law.  If any provision of the Plan or any Incentive Award Agreement evidencing an Incentive Award granted under the Plan is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of the Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.

21.10     Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under the Plan in a manner prescribed by the Committee.